                                                                   EXHIBIT 10.29

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                       TRANSCOASTAL MARINE SERVICES, INC.

                         SUBORDINATED CREDIT AGREEMENT

                          Dated as of January 13, 1999

                                  $20,000,000

           JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP


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


                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE I
          DEFINITIONS .........................................................1
          Section 1.1   Definitions ...........................................1
          Section 1.2   Other Definitional Provisions ........................14
          Section 1.3   Computation of Time Periods ..........................14

ARTICLE II
          LOAN ...............................................................14
          Section 2.1   Loan .................................................14
          Section 2.2   Note .................................................14
          Section 2.3   Repayment of Loan ....................................14
          Section 2.4   Interest .............................................14

 ARTICLE III
          PAYMENTS ...........................................................15
          Section 3.1   Method of Payment ....................................15
          Section 3.2   Prepayment ...........................................15
          Section 3.3   Taxes ................................................16
          Section 3.4   Computation of Interest ..............................17

 ARTICLE IV
          SECURITY INSTRUMENTS ...............................................17
          Section 4.1   Security Instruments .................................17
          Section 4.2   Setoff ...............................................18

 ARTICLE V
          CONDITIONS PRECEDENT ...............................................19
          Section 5.1   Restatement ..........................................19

 ARTICLE VI
          REPRESENTATIONS AND WARRANTIES .....................................20
          Section 6.1   Corporate Existence ..................................20
          Section 6.2   Financial Statements .................................21
          Section 6.3   Corporate Action; No Breach ..........................21
          Section 6.4   Operation of Business ................................21
          Section 6.5   Litigation and Judgments .............................21
          Section 6.6   Rights in Properties; Liens ..........................22
          Section 6.7   Enforceability .......................................22
          Section 6.8   Approvals ............................................22
          Section 6.9   Debt .................................................22
          Section 6.10  Taxes ................................................23

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




                               TABLE OF CONTENTS
                                  (Continued)

                                                                             Page
                                                                             ----
          Section 6.11  Use of Proceeds; Margin Securities ...................23
          Section 6.12  ERISA ................................................23
          Section 6.13  Disclosure ...........................................23
          Section 6.14  Subsidiaries .........................................23
          Section 6.15  Agreements ...........................................23
          Section 6.16  Compliance with Laws .................................23
          Section 6.17  Inventory ............................................24
          Section 6.18  Investment Company Act ...............................24
          Section 6.19  Public Utility Holding Company Act ...................24
          Section 6.20  Environmental Matters ................................24
          Section 6.21  Year 2000 Compliance .................................25
          Section 6.22  Insurance ............................................26
          Section 6.23  Hedging Agreements ...................................26
          Section 6.24  Restriction on Liens .................................26
          Section 6.25  Material Debt Agreements .............................26

 ARTICLE VII
          POSITIVE COVENANTS .................................................27
          Section 7.1  Reporting Requirements ................................27
          Section 7.2  Maintenance of Existence; Conduct of Business .........29
          Section 7.3  Maintenance of Properties .............................29
          Section 7.4  Taxes and Claims ......................................30
          Section 7.5  Insurance .............................................30
          Section 7.6  Inspection Rights .....................................30
          Section 7.7  Keeping Books and Records .............................30
          Section 7.8  Compliance with Laws ..................................30
          Section 7.9  Compliance with Agreements ............................30
          Section 7.10 Further Assurances ....................................30
          Section 7.11 ERISA .................................................31
          Section 7.12 Year 2000 Compliant ...................................31
          Section 7.13 Subsidiary Guaranties and Pledge of Assets ............31
          Section 7.14 Opinions of Counsel ...................................31

 ARTICLE VIII
          NEGATIVE COVENANTS .................................................32
          Section 8.1 Debt ...................................................32
          Section 8.2 Limitation on Liens ....................................32

                               TABLE OF CONTENTS
                                   (Continued)

                                                                             Page
                                                                             ----
          Section 8.3  Mergers, Acquisitions, Etc. ...........................33
          Section 8.4  Restricted Payments ...................................33
          Section 8.5  Investments ...........................................34
          Section 8.6  Limitation on Issuance of Capital Stock ...............34
          Section 8.7  Transactions With Affiliates ..........................34
          Section 8.8  Disposition of Assets .................................34
          Section 8.9  Sale and Leaseback ....................................35
          Section 8.10 Nature of Business ....................................35
          Section 8.11 Environmental Protection ..............................35
          Section 8.12 Accounting ............................................35
          Section 8.13 Compliance with ERISA .................................35
          Section 8.14 Proceeds of Note ......................................35
          Section 8.15 Negative Pledge Agreements ............................35

 ARTICLE IX
          FINANCIAL COVENANTS ................................................36
          Section 9.1  Consolidated Tangible Net Worth .......................36
          Section 9.2  Capital Expenditures ..................................36
          Section 9.3  Funded Debt to Capitalization .........................36
          Section 9.4  Fixed Charge Coverage Ratio ...........................36
          Section 9.5  Funded Debt to EBITDA Coverage Ratio ..................36

 ARTICLE X
          DEFAULT ............................................................37
          Section 10.1 Events of Default .....................................37
          Section 10.2 Remedies ..............................................39
          Section 10.3 Performance by the Lender .............................40

 ARTICLE XI
          MISCELLANEOUS ......................................................40
          Section 11.1 Expenses ..............................................40
          Section 11.2 Indemnification .......................................40
          Section 11.3 Limitation of Liability ...............................41
          Section 11.4 No Duty ...............................................41
          Section 11.5 No Fiduciary Relationship .............................41
          Section 11.6 Equitable Relief ......................................41
          Section 11.7 No Waiver; Cumulative Remedies ........................41

                               TABLE OF CONTENTS
                                   (Continued)

                                                                             Page
                                                                             ----
          Section 11.8 Successors and Assigns ................................42
          Section 11.9 Survival ..............................................42
          Section 11.10 ENTIRE AGREEMENT .....................................43
          Section 11.11 Amendments, Etc. .....................................43
          Section 11.12 Maximum Interest Rate ................................43
          Section 11.13 Notices ..............................................43
          Section 11.14 Governing Law; Venue; Service of Process .............44
          Section 11.15 Counterparts .........................................44
          Section 11.16 Severability .........................................44
          Section 11.17 Headings .............................................44
          Section 11.18 Construction .........................................44
          Section 11.19 Independence of Covenants ............................44
          Section 11.20 JURY WAIVER ..........................................45
          Section 11.21 Arbitration ..........................................45
          Section 11.22 Confidentiality ......................................45


                               INDEX TO EXHIBITS

Exhibit       Description of Exhibit
-------       ----------------------
 "A"          List of Existing Security Instruments

                               INDEX TO SCHEDULES

Schedule          Description of Schedule
--------          -----------------------
6.5               Litigation
6.6(d)            Rights in Properties; Liens
6.9               Debt
6.10              Taxes
6.14              Subsidiaries
6.20              Environmental Matters
6.22              Insurance
6.23              Hedging Agreements
6.25              Material Debt Agreements
8.2               Liens


                                      -V-

                         SUBORDINATED CREDIT AGREEMENT

         THIS SUBORDINATED CREDIT AGREEMENT, dated as of January 13,1999, is among TRANSCOASTAL MARINE SERVICES, INC., a Delaware corporation (the "Borrower"), the Obligated Parties (as defined below) that are party hereto, and JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP (the "Lender").

                                    RECITALS

         Reference is made to that certain (i) Senior Revolving Credit Agreement dated October 28, 1997, between the Borrower and the Joint Energy Development Investments Limited Partnership as agent and sole lender thereunder and (ii) Subordinated Revolving Credit Agreement dated October 28, 1997, between the Borrower and the Joint Energy Development Investments Limited Partnership as agent and sole lender thereunder (both of the foregoing agreements as the same have been amended and modified, the "Prior Credit Agreements"). In connection with the Prior Credit Agreements, the following promissory notes were executed by the Borrower (i) $60,000,000 Note dated October 28, 1997, made by the Borrower and payable to Joint Energy Development Investments Limited Partnership and (ii) $20,000,000 Amended and Restated Note dated August 31, 1998, made by the Borrower and payable to the Lender, such note amended and restated the $15,000,000 Note dated October 27, 1997 (each of the foregoing promissory notes as the same have been amended and modified, the "Prior Notes"). Joint Energy Development Investments Limited Partnership has assigned all of its rights and interests as agent and sole lender under the Prior Credit Agreements, the Prior Notes, and the documents and instruments executed in connection therewith to the Lender.

         In connection with the restructuring of the Borrower's capitalization, the Borrower and the Lender have agreed, subject to the conditions herein, to amend, restate and consolidate, the indebtedness and other obligations of the Borrower owed in connection with the Prior Credit Agreements and the Prior Notes ("Prior Obligations") into this Agreement, the Note (as defined below), and the other Loan Documents (as defined below).

         Therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to, both the singular and the plural forms of the terms defined):

              "Adjusted Base Rate" at any time shall mean a fluctuating interest rate per annum as shall be in effect from time to time equal to the sum of the Base Rate and the Applicable Margin as each may fluctuate from time to time.

              "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of such Person; or (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Lender be deemed an Affiliate of any Obligated Party or any of their Subsidiaries.

              "Agreement" means this Subordinated Credit Agreement, as the same may be amended, supplemented or modified from time to time.

              "Applicable Margin" means, for any day, the amount indicated in the table and text set forth below:

                  =====================================================
                         Ratio of                   Applicable Margin
                      Funded Debt to                    for Base
                          EBITDA                       Rate Advances
                      --------------                -----------------
                  =====================================================
                   Less than or equal to 0.50 to           2.75%
                   1.00
                  -----------------------------------------------------
                   Greater than 0.50 to 1.00, but          3.75%
                   less than or equal to 1.50 to
                   1.00
                  -----------------------------------------------------
                   Greater than 1.50 to 1.00, but          4.75%
                   less than or equal to 2.50 to 1.00
                   Greater than 2.50 to 1.00               5.75%
                  =====================================================

        The ratio shall be deemed to be greater than 2.50 to 1.00 for the period beginning on the date of this Agreement until the first recalculation of such ratio as set forth below (and therefore the Applicable Margin shall begin at 5.75%). The Applicable Margin shall be based upon the ratio of the Funded Debt to EBITDA of the Borrower and its Subsidiaries, on a consolidated basis, for the most recently ended Rolling Period as of the date of its determination and shall be redetermined semi-annually based the most recent financial statements dated as of the end of March or September and delivered to the Lender pursuant to this Agreement. If such statements are delivered when required hereunder, any adjustment to the Applicable Margin shall become effective on the 45th day following the last day of the applicable fiscal quarter ending in March or September, provided that the Borrower shall request in writing, simultaneously with its submission of such financial statements, any decrease in the Applicable Margin which is justified by a change in the foregoing ratio. The Lender shall provide the Borrower with prompt written notice of any increase in the Applicable Margin resulting from a change in the foregoing ratio; provided that if the Lender fails to provide such notice, any increase in the Applicable Margin shall not be affected by such failure. If such financial statements are not delivered when required hereunder, the Applicable Margin shall increase to the maximum percentage amount set forth in the table above from the date such financial statements were due until three days after such financial statements are received by the Lender.

              "Assignment" means that certain Partial Assignment of Notes, Liens, Security Interests and Loan Documents dated January 13, 1999 executed by the Lender in favor of the Senior Lenders.

              "Bailment Agreement" means that certain Bailment Agreement dated January 13, 1999 among Borrower, Lender, and the Senior Lenders.

              "Base Rate" at any time shall mean a fluctuating interest rate per annum as shall be in effect from time to time which shall at all times be equal to the higher of (a) the Federal Funds Rate as in effect from time to time plus 1/2 of 1% per annum and (b) the Prime Rate as in effect from time to time.

              "Borrower" has the meaning specified in the introductory paragraph of this Agreement.

              "Business Day" means any day of the year except Saturday, Sunday and any day on which commercial banks are authorized or required to close in Houston, Texas or New York, New York.

              "Business Opportunities Letter Agreement" means the letter agreement relating to business opportunities dated January 13, 1999 between Lender, Borrower and the other Obligated Parties party thereto.

              "Capitalization" means the sum of Funded Debt plus Net Worth.

              "Capital Lease Obligations" means, as to any Person, the capitalized amount, determined in accordance with GAAP, of the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

              "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement on the date first indicated above.

              "CMLTD" means any contractual principal installment due and payable within one year or less from the time of the calculation thereof on Debt that by its terms is payable more than one year from the date of origination thereof or which is renewable at the option of the obligor beyond one year from such date of origination.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor Federal tax code and the regulations, promulgated and rulings issued thereunder, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

              "Collateral" means any and all Property subject to Liens created by the Security Instruments.

              "Consolidated" and "Consolidating" refer to the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with GAAP.

              "Consolidated Net Income" means with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Government Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business (net of fees and expenses relating to the transaction giving rise thereto); and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

              "Consolidated Subsidiaries" means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

              "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a Consolidated balance sheet of the Borrower and its Subsidiaries; provided, however, there shall be excluded therefrom:
        (a) any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses (except deferred expenses incurred in the ordinary course of business) and (e) all other assets which are properly classified as intangible assets.

              "Debt" of any Person means at any time (without duplication) and whether direct or contingent: (a) obligations for borrowed money which
        (i) are evidenced by bonds, notes, debentures, loan agreements, credit agreements or similar instruments or agreements and (ii) are or should be shown on a balance sheet as debt in accordance with GAAP, (b) obligations to pay the deferred purchase price of property or services,
        (c) Capital Lease Obligations, (d) Debt or other obligations of others guaranteed, (e) obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person,
        (f) reimbursement obligations (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (g) liabilities in respect of unfunded vested benefits under any Plan; (h) Guarantees, and (i) Swap Transactions; provided, however, that Debt shall not include (A) obligations under performance bonds, performance guarantees, surety bonds, appeal bonds, security deposits or similar obligations to the extent incurred in the ordinary course of business; (B) any trade payables, other current liabilities and deferred credits (in each case, other than with respect to borrowed money) incurred in the ordinary course of business which are not overdue by more than 90 days unless either (y) such trade payables, current liabilities or deferred credits are being contested in good faith by appropriate proceedings for which adequate reserves have been made in accordance with GAAP (collectively, the "Contested Amounts"), or (z) the aggregate amount of such overdue trade payables, current liabilities and deferred credits (other than Contested Amounts) exceeds $500,000, in which case such excess constitutes "Debt"; or (iii) debt arising from agreements of the Borrowers providing for indemnification, adjustments, or holdback of purchase price or similar obligations, in each case assumed in connection with the acquisition or disposition of any assets, business or subsidiary otherwise permitted hereunder.

              "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

              "Default Rate" means the lesser of (a) the sum of the Adjusted Base Rate in effect from day to day plus 4% and (b) the Maximum Rate.

              "Dickson Payment" shall have the meaning specified in Section
        9.1.

              "Dollars" and "$" means lawful money of the United States of America.

              "EBITDA" means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization, minus all non-cash income (provided that no adjustments shall be made for non-cash items required pursuant to accrual based GAAP accounting) added to Consolidated Net Income in such period.

              "Environmental Laws" means any and all applicable foreign, Federal, state, and local laws, regulations, statutes, ordinances, rules, orders, decisions, decrees, judgments, permits, licenses, authorizations and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C.
        Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as such laws, regulations, statutes, ordinances, rules, orders, decisions, decrees, judgments, permits, licenses, authorizations and requirements may be amended or supplemented from time to time.

              "Environmental Liabilities" means, as to any Person, all liabilities, obligations responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Subsidiaries.

              "Equity Documents" means the Warrant Certificate A-1 dated as of January 13, 1999 issued by the Borrower in favor of the Lender and the Registration Rights Agreement dated as of January 13, 1999 between the Lender and the Borrower, as such documents, from time to time, may be amended, modified, restated or supplemented.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, and the regulations and published interpretations thereunder, as in effect from time to time.

              "ERISA Affiliate" means any corporation or trade or business (whether or not incorporated) which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Obligated Party or is under common control (within the meaning of Section 414(c) of the Code) with any Obligated Party.

              "Event of Default" has the meaning specified in Section 10.1.

              "Fee Letter" means the structuring fee letter dated January 13, 1999 made by the Borrower in favor of ECT Securities Limited Partnership, as the same may be amended and modified from time to time.

              "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions as determined by the Lender.

              "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any Federal agency or authority of the United States of America from time to time succeeding to its function.

              "Financial Transaction" means any Swap Transaction that is intended primarily as a borrowing of funds.

              "Fixed Charge Coverage Ratio" means all EBITDA plus all Operating Lease expenses less cash taxes, less cash dividends, divided by the sum of interest expense plus Operating Lease expenses plus contractual principal reductions required during the period of calculation (including the principal component of Capital Lease Obligation payments) plus the greater of (i) non-discretionary capital expenditures made during the period of calculation and (ii) $4,000,000. This ratio shall be calculated on a cumulative quarterly basis beginning January 1, 1999 until such time as four quarters have been reached at December 31, 1999, at which time the covenant shall be calculated on a Rolling Period basis. The first covenant test for the Fixed Charge Coverage Ratio will be determined as of March 31, 1999.

              "Foreign Subsidiaries" means any Subsidiary of the Borrower which is organized under the laws of a jurisdiction other than any state of the United States of America.

              "Funded Debt" means any Debt that by its terms is payable more than one year from the date of origination thereof or which is renewable at the option of the obligor one year from such date of origination including any Debt which is included under the definition of CMLTD.

              "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

              "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

              "Government Requirements" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

              "Guarantor" means individually and/or collectively, any Person who executes a Guaranty Agreement.

              "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Guaranty Agreements" means, individually and/or collectively, the Guaranty Agreements executed in connection with the Prior Credit Agreements and all future Guarantees executed in the future by any other Person for the benefit of Lender, relating to the Obligations, as any of them, from time to time, may be amended, modified, restated or supplemented.

              "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

              "Hedging Agreements" means any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

              "Indebtedness" shall have the same meaning as the term "Obligations".

              "Insufficiency" means, with respect to any Plan, the amount, if any, but which the present value of the accrued benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits, provided that with respect to any offset arrangement between any Plans, the assets of the Plans attributable to such offset arrangement shall be aggregated in determining whether an Insufficiency exists for the Plan to which the offset applies.

              "Lender" has the meaning specified in the first paragraph of this Agreement.

              "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

              "Loan Documents" means this Agreement, the Note, the Fee Letter, the Security Instruments, the Equity Documents, the Business Opportunity Letter Agreement, the Bailment Agreement, and all other promissory notes, security agreements, deeds of trust, vessel mortgages, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, the Equity Documents or the Prior Credit Agreements, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

              "Maintenance Capital Expenditures" means all the non-discretionary capital expenditures required by Obligated Parties and their Subsidiaries to maintain their current level of business operations, but not less than $4,000,000 during any Rolling Period.

              "Material Adverse Effect" means a material adverse effect on any Obligated Party's or any Subsidiary's ability (considered as a whole) to meet its obligations to the Lender under the Loan Documents or a material adverse effect (considered as a whole) on the business, operations, assets or financial condition of any Obligated Party or any of the Subsidiaries considered as a whole.

              "Maturity Date" shall mean January 2, 2004.

              "Maximum Rate" means the maximum rate of interest under applicable law that the Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum

        Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate.

              "Multi-employer Plan" means a Multi-employer plan defined as such in Section 4001(a)(3) of ERISA to which any Obligated Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

              "Multiple Employer Plan" means an employee benefit plan, other than a Multi-employer Plan, subject to Title IV of ERISA to which any Obligated Party or any ERISA Affiliate, and more than one employer other than any Obligated Party or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which any Obligated Party or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

              "Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholder's equity on a consolidated balance sheet of Borrower and its Subsidiaries.

              "Note" means the Amended, Restated and Consolidated Note dated January 13, 1999 made by the Borrower payable to the order of the Lender and all extensions, renewals, amendments, rearrangements, increases, modifications, and/or all substitutions therefor.

              "Obligated Party" means the Borrower, each Guarantor or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

              "Obligations" means all obligations, indebtedness, and liabilities of the Obligated Parties (or any of them) to the Lender arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Obligated Parties (or any of them) under this Agreement and the other Loan Documents whether direct or contingent, and all interest accruing on all of the above and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

              "Operating Lease" means any lease (other than a lease constituting a Capital Lease Obligation) of real or personal property.

              "Other Taxes" has the meaning specified in Section 3.3(b).

              "Payment Date" means each Quarterly Date.

              "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

              "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government of any political subdivision or agency, department or instrumentality thereof.

              "Plan" means any employee benefit plan (other than a Multi-employer Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in
        Section 4069 of ERISA, was) maintained for employees of the Obligated Parties or any ERISA Affiliate and is covered by Title IV of ERISA.

              "PMSI Property" means any Property of the Obligated Parties or any Subsidiary (a) now owned which is encumbered by a Permitted Lien in respect of the financing thereof other than Permitted Liens in favor of the Senior Lenders, or (b) hereafter acquired and encumbered by Liens permitted under Section 8.2(vii).

              "Prime Rate" means the rate of interest from time to time set out in the Wall Street Journal under "Money Rates" as the Prime Rate (being the base rate on corporate loans posted by at least 75% of the nation's largest banks) or, if not so published, any substantially comparable Prime Rate quoted in the Wall Street Journal, but if no such rate is posted then the rate of interest from time to time announced publicly by The Chase Manhattan Bank at the principal office in New York, New York as its prime commercial lending rate. Such rate is a general reference rate of interest, it being understood that many of the bank's or banks' commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that any such banks may make various commercial or other loans at rates of interest having no relationship to such rate.

              "Property" means any interest in any kind of property or asset, whether real, personal, movable, immovable, mixed, or tangible or intangible.

              "Quarterly Date" means the last day of each March, June, September, and December, in each year, the first of which shall be December 31, 1998; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

              "Release" means, as to any Person, any material release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

              "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

              "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President or any Executive Vice President or Senior Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall mean the Chief Financial Officer, Executive Vice President, Chief Financial Officer, or the Director of Finance of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Parent.

              "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

              "Rolling Period" shall mean each four-quarter period, ending on the last day of each March, June, September and December.

              "Senior Lenders" means (i) Bank One, Texas, National Association and Heller Financial Leasing, Inc., in their capacity as lenders under the Senior Loan Documents and (ii) such lenders' successors and assigns.

              "Senior Loan Documents" means (i) the $15,000,000 Credit Agreement among Bank One, Texas, National Association, the Borrower, and the Subsidiaries party thereto, (ii) the $35,000,000 Credit Agreement among Heller Financial Leasing, Inc., the Borrower, and the Subsidiaries party thereto, and (iii) all promissory notes, security agreements, deeds of trust, vessel mortgages, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection therewith, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

              "Security Instruments" shall mean the Guaranty Agreements, the agreements or instruments described or referred to in EXHIBIT A which were executed in connection with the Prior Credit Agreements, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Obligated Party or any other Person (other than Assignments, participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Prior Credit Agreements, the Prior Notes, the Note, or this Agreement, as such agreements may be amended, supplemented or restated from time to time.

              "Subordination Agreement" means that certain Subordination and Intercreditor Agreement dated January 13, 1999, among the Lender, Heller Financial Leasing, Inc, Bank One, Texas, National Association, and the Obligated Parties party thereto as the same may be amended, supplemented, or modified from time to time.

              "Subsidiary" shall mean, for any Person, any Person of which at least a majority of the outstanding shares of stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or manager of such Person (irrespective of whether or not at the time stock or other interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise indicated, a reference to a Subsidiary in any Loan Document is to a Subsidiary of the Borrower.

              "Taxes" has the meaning specified in Section 3.3(a).

              "Termination Event" means (a) the occurrence with respect to any Plan or Multi-employer Plan of a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event, " not subject to the provision for 30-day notice to the PBGC, or an event described in Section 4062(e) of ERISA, or (b) the withdrawal by any Obligated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Obligated Party or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan or (c) the distribution of a notice of intent to terminate a Plan pursuant to
        Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under
        Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

              "UCC" means the Uniform Commercial Code as in effect in the State of New York.

              "Warrant Shares" shall mean the shares of common stock, par value $.001, of the Borrower issued to the Lender upon exercise of the Warrants.

              "Warrants" means the warrants to purchase the common stock of the Borrower issued to the Lender pursuant to the Equity Documents.

              "Withdrawal Liability" has the meaning specified for such term in
        Part I of Subtitle E of Title V of ERISA.

              "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, fixtures, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date-sensitive functions before, during and after the year 2000.

SECTION 1.2 OTHER DEFINITIONAL PROVISIONS. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. The term "including" means "including, without limitation."

SECTION 1.3 COMPUTATION OF TIME PERIODS. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "until" and "to" each means "to but excluding." Unless otherwise indicated, all references to a particular time are references to New York, New York time.

                                   ARTICLE II
                                      LOAN

SECTION 2.1 LOAN. Subject to the terms and conditions contained herein, the outstanding loans made pursuant to the Prior Credit Agreements and further evidenced by the Prior Notes are hereby consolidated into a single loan ("Loan") in the principal amount of $20,000,000.

Section 2.2 NOTE. The obligation of the Borrower to repay the Loan to the Lender (including interest thereon) shall be evidenced by the Note.

SECTION 2.3 REPAYMENT OF LOAN. The Borrower shall repay the unpaid principal amount of the Loan on the Maturity Date.

SECTION 2.4   INTEREST.

       (a) The unpaid principal amount of the Loan shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the Adjusted Base Rate. If at any time the Adjusted Base Rate shall exceed the Maximum Rate, thereby causing the interest accruing on the Loan to be limited to the Maximum Rate, then any subsequent reduction in the Adjusted Base Rate for such Advance shall not reduce the rate of interest on the Loan below the Maximum Rate until the aggregate amount of interest accrued on the Loan equals the aggregate amount of interest which would have accrued on the Loan if the Adjusted Base Rate had at all times been in effect. Accrued and unpaid interest on the Loan shall be due and payable (i) on March 31, 1999, (ii) each Payment Date thereafter, and (iii) on the Maturity Date.

       (b) Notwithstanding the foregoing, any outstanding principal of the Loan and (to the fullest extent permitted by law) any other amount payable by the Borrower or any Obligated Party under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), and without taking into account any applicable grace or cure period) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

                                  ARTICLE III
                                    PAYMENTS

SECTION 3.1 METHOD OF PAYMENT. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Lender at such account in the state of New York as the Lender shall specify by notice to the Borrower from time to time in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 12:00 P.M. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Lender the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if a Default has occurred and is continuing, the Lender may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion). Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges and fees, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

SECTION 3.2   PREPAYMENT.

       (a) Except as provided in Section 3.2(c), the Borrower shall have no right to prepay the Loan on or before December 31, 1999. After December 31, 1999 (or in connection with the prepayment permitted under Section 3.2(c) below), the Borrower may, upon at least three (3) Business Days' prior notice to the Lender prepay the Loan in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid. The Borrower shall pay all accrued interest on the principal amount prepaid with such prepayment and, on demand, shall reimburse Lender and hold Lender harmless from all losses and expenses incurred by Lender as a result of such prepayment, including, without limitation, any losses and expenses arising from any Hedging Agreements entered into by the Lender in connection with the Loan. Lender's determination of the amount of such reimbursement shall constitute prima facie evidence that such determination is accurate and correct. Each partial prepayment shall be in the principal amount of $1,000,000 or an integral multiple thereof. All notices under this section shall be irrevocable and shall be given not later than 12:00 P.M. New York time on the day which is not less than the number of Business Days specified above for such notice.

       (b) After the Debt under the Senior Documents has been repaid in full and the Senior Lenders' commitments thereunder have been terminated, if at any time any Obligated Party or any Subsidiary sells any of its material assets or issues any other Debt, 100% of the net proceeds received shall be applied as a mandatory prepayment on the Note immediately (and in any event within three Business Days) upon receipt of such proceeds; provided that to the extent such net proceeds result from the sale of assets securing purchase money indebtedness permitted under Section 8.1, such net proceeds may be used to repay such purchase money indebtedness.

       (C) On or before March 31, 1999, the Borrower may make a single prepayment of the Loan in the principal amount of $5,000,000 in accordance with the terms of this Agreement ("Early Prepayment"). If the Borrower pays to the Lender the Early Prepayment in accordance with this Agreement and the Early Prepayment has been approved in writing by the Senior Lenders, (1) the number of unexercised Warrants shall be reduced by 58,000 and (2) the Applicable Margin when the Funded Debt to EBITDA ratio is greater than 2.50 to 1.00 shall reduce to 5.25%. If on or before March 31, 1999, the Borrower has not paid to the Lender the Early Prepayment in accordance with the foregoing, the Borrower shall pay to the Lender a structuring fee in the amount of $ 100,000, such fee to be due and payable on March 31, 1999. The Lender agrees not to exercise more than 175,000 Warrants on or before March 31, 1999.

SECTION 3.3   TAXES.

       (a) All payments by the Obligated Parties of principal of and interest on the Loan and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, levies, imposts, deductions, charges, fees, duties or withholdings, and all liabilities with respect thereto, excluding in the case of the Lender the following: (i) taxes imposed on such Person's income, and franchise taxes imposed on it, by the jurisdiction order which such Person is organized or any political subdivision thereof and, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Lender or any political subdivision thereof; (ii) income taxes imposed by the United States of America; and (iii) any taxes imposed by the United States of America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof, to payments to be made to the Lender (all such non-excluded taxes, levies, imposes, deductions, changes, fees, duties, withholdings and liabilities being hereinafter referred to as "Taxes"). Except for Taxes of the Lender enumerated in clauses (i)-(iii) above, if any Obligated Party is required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Lender, the Obligated Parties shall pay additional interest or shall make additional payments in such amounts so that every net payment of principal of and interest on the affected Advances and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such Taxes will not be less than the amount provided for herein or therein. The Obligated Parties shall furnish promptly to the Lender official receipts evidencing any such withholding or reduction.

       (b) The Obligated Parties agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note (the "Other Taxes").

       (c) The Obligated Parties, to the fullest extent permitted by law, will indemnify the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.3) paid by the Lender (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence or willful misconduct of the Lender, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender (as the case may be) makes written demand therefor.

       (d) Within 30 days after the date of any payment of Taxes by or at the discretion of the Obligated Parties, the Obligated Parties will furnish to the Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. Should the Lender ever receive any refund, credit or deduction from any taxing authority to which the Lender would not be entitled but for the payment by the Obligated Parties of Taxes as required by this Section 3.3 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by the Lender in its sole discretion), the Lender, as the case may be, thereupon shall repay to the Obligated Parties an amount with respect to such refund, credit or deduction equal to any net reduction in Taxes actually obtained by the Lender, as the case may be, and determined by such the Lender, as the case may be, to be attributable to such refund, credit or deduction.

SECTION 3.4 COMPUTATION OF INTEREST. Interest on the Loan and all other amounts payable by the Borrower hereunder shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                   ARTICLE IV
                              SECURITY INSTRUMENTS

SECTION 4.1   SECURITY INSTRUMENTS.

       (a) Each of the Obligated Parties hereby expressly (i) acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability the Security Instruments to which it is a party and agrees that such Security Instruments remain in full force and effect and secure the Obligations. In connection with the Security Instruments executed in connection with the Prior Credit Agreements ("Existing Security Instruments"), the Lender consents to the creation of the Liens in favor of the Senior Lenders pursuant to the Senior Loan Documents, the actions of the Borrower taken in connection with the granting of such Liens, in favor of the Senior Lender, and the superior priority of such Liens in favor of the Senior Lenders does not constitute a breach of the Obligated Parties' obligations thereunder. The representations and warranties contained in the Existing Security Instruments are also hereby amended to be consistent with the foregoing consent.

       (b) On or before February 15, 1999, each of the Obligated Parties agrees to execute such (i) amendments to the Existing Security Agreements, (ii) new Security Instruments (including new Guaranty Agreements), and (iii) such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Lender, in its reasonable discretion, deems necessary or desirable to evidence and perfect its Liens in or upon the Property of the Obligated Parties subject to the Existing Security Instruments. In connection with the foregoing, the Obligated Parties shall also deliver to the Lender opinions of counsel in form and substance satisfactory to the Lender regarding the enforceability of the foregoing amendments and Security Instruments, the perfection of the Liens created thereunder, and such other matters as the Lender may reasonably require. The Obligated Parties shall take such actions as the Lender shall reasonably request in connection with the Lender's due diligence in connection with the foregoing.

       (c) Subject to the provisions of the Subordination Agreement, the Obligated Parties will cause the Security Instruments to cover substantially all of their Property and the Property of their Subsidiaries, other than the PMSI Property and Property owned by Dickson Nigeria, Ltd., a company organized under the laws of Nigeria and Servicios y Construcciones Petroleras Ventura, C.A., a company organized under the laws of Venezuela (the "Existing Foreign Subsidiaries") and when and, if any Obligated Party or any Subsidiary (other than Existing Foreign Subsidiaries) acquires additional Properties, including additional Subsidiaries to the extent permitted hereunder, within thirty (30) days of such acquisition such Person shall grant or cause such Subsidiaries to execute and deliver Security Instruments and such other Loan Documents as the Lender may request in form and substance satisfactory to the Lender covering substantially all of such newly acquired Properties together with such resolutions, certificates and opinions regarding the authorization and binding effect of such Security Instruments and Loan Documents as the Lender may reasonably require. Notwithstanding the provisions of this Section 4.1(c) to the contrary, the Obligated Parties shall only be required to grant Liens to the Lender upon 65% of the capital stock issued by Foreign Subsidiaries.

SECTION 4.2 SETOFF. If an Event of Default shall have occurred and is continuing, the Lender is hereby authorized at any time and from time to time, without notice to the Obligated Parties (any such notice being hereby expressly waived by the Obligated Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Obligated Parties against any and all of the obligations of the Obligated Parties now or hereafter existing under this Agreement, the Note, or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. The Lender agrees promptly to notify the applicable Obligated Party after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of the Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

SECTION 5.1 RESTATEMENT. This Agreement shall become effective and the Prior Credit Agreements shall be amended, restated, and consolidated as provided in this Agreement on the date the following conditions precedent are met:

       (a) Documents. The Lender shall have completed its due diligence, which due diligence shall have been satisfactory to Lender in Lender's reasonable discretion and the Lender shall have received all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Lender:

              (i) Resolutions. Resolutions of the Board of Directors of each of the Obligated Parties party hereto certified by such Person's Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is a party;

              (ii) Incumbency Certificate. A certificate of incumbency for each of the each of the Obligated Parties party hereto certified by the Secretary or an Assistant Secretary of such Person certifying the names of the officers of such Person authorized to sign this Agreement and each of the other Loan Documents to which such Person is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

              (iii) Articles of Incorporation. The articles of incorporation (or other applicable organizational documents) of each of the Obligated Parties party hereto certified by the Secretary of State of the state of incorporation (or organization) of such Person;

              (iv) Bylaws. The bylaws (as applicable) of each of the Obligated Parties party hereto certified by the Secretary or an Assistant Secretary of such Person;

              (v) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation (or organization) of each of the Obligated Parties party hereto as to the existence and good standing of such Person

              (vi) Note. The Note executed by the Borrower;

              (vii) Fee Letter. The Fee Letter executed by the Borrower;

              (viii) Equity Documents. The Warrant Certificate and the Registration Rights Agreement executed by the Borrower;

              (ix) Subordination Agreement. The Subordination Agreement executed by all parties thereto;

              (x) Miscellaneous Documents. The Bailment Agreement, the Business Opportunities Letter Agreement and such other miscellaneous documentation as required by Lender executed by all the parties thereto.

              (xi) Senior Loan Documents. Copies of the credit agreements executed in connection with the Senior Loan Documents;

              (xii) Opinions of Counsels. Favorable opinions of Vinson & Elkins LLP and Allyson Fox Pharr in form and substance satisfactory to the Lender; and

       (b)    No Default. No Default shall have occurred and be continuing;

       (c) Representations and Warranties. All of the representations and warranties contained in Article VI hereof and in the other Loan Documents (as amended hereby) shall be true and correct in all material respects;

       (d) Material Adverse Effect. No Material Adverse Effect shall have occurred.

       (e) Repayment of Prior Notes. The Senior Lenders shall have paid to the Lender in connection with the Assignment $38,000,000 of the principal amount owed under the Prior Notes and all accrued but unpaid interest owed thereon.

       (f) Payment of Fees. The Borrower shall have paid the fees owed under the Fee Letter.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement, each Obligated Party represents and warrants to the Lender that:

SECTION 6.1 CORPORATE EXISTENCE. Each Obligated Party and each Subsidiary (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to be so qualified would have a Material

Adverse Effect. Each Obligated Party has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

SECTION 6.2 FINANCIAL STATEMENTS. The Borrower has delivered to the Lender audited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries as at and for the fiscal year ended December 31, 1997, and unaudited Consolidated financial statements of Borrower and its Consolidated Subsidiaries for the ten-month period ended October 31, 1998 subject to normal year end adjustments with respect to the unaudited interim statements and the absence of notes in the interim statements. Such financial statements are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly present, on a Consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements or otherwise disclosed in writing to Lender. As of the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, or properties of any of the Obligated Parties or any of their Subsidiaries taken as a whole since the effective date of the most recent financial statements referred to in this Section.

SECTION 6.3 CORPORATE ACTION; NO BREACH. The execution, delivery, and performance by the Obligated Parties of this Agreement and the other Loan Documents to which the Obligated Parties are or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Obligated Parties and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or other organizational documents, as applicable, or bylaws of the Obligated Parties or any of their Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which the Obligated Parties or any of their Subsidiaries is a party or by which any of them or any of their property is bound or subject, which in the case of (ii) or
(iii) would leave a Material Adverse Effect or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article V) upon any of the assets of the Obligated Parties or any of their Subsidiaries.

SECTION 6.4 OPERATION OF BUSINESS. The Obligated Parties and each of their Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, except where the failure to possess the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.5 LITIGATION AND JUDGMENTS. Except as disclosed on SCHEDULE 6.5, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Obligated Parties, threatened against or affecting any Obligated

Party or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against any Obligated Party or any Subsidiary.

SECTION 6.6   RIGHTS IN PROPERTIES; LIENS.

       (a) The Obligated Parties and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties, assets, or leasehold interests of any Obligated Party or any Subsidiary is subject to any Lien, except as permitted by Section 8.2.

       (b) All leases and agreements necessary for the conduct of the business of the Obligated Parties and their Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

       (c) The rights, Collateral and other Property presently owned, leased or licensed by the Obligated Parties and their Subsidiaries including, without limitation, all easements and rights of way, include all rights, Collateral and other Property necessary to permit the Obligated Parties and their Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

       (d) Except as set forth on Schedule 6.6(d), all of the Property and Collateral of the Obligated Parties and their Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition reasonable wear and tear excepted and are maintained in accordance with prudent business standards.

SECTION 6.7 ENFORCEABILITY. This Agreement constitutes, and the other Loan Documents to which any Obligated Party is party, when delivered, shall constitute the legal, valid, and binding obligations of such Obligated Party, enforceable against such Obligated Party in accordance with their respective terms, except as limited bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

SECTION 6.8 APPROVALS. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by any of the Obligated Parties of this Agreement and the other Loan Documents to which any of the Obligated Parties is or may become a party or for the validity or enforceability thereof.

SECTION 6.9 DEBT. The Obligated Parties and their Subsidiaries have no Debt, except as disclosed on SCHEDULE 6.9.

SECTION 6.10 TAXES. The Obligated Parties and each Subsidiary have filed all tax returns (Federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. Except as set forth in
SCHEDULE 6.10, the Obligated Parties know of no pending investigation of any Obligated Party or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of any Obligated Party or any Subsidiary the assessment of which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.11 USE OF PROCEEDS; MARGIN SECURITIES. The proceeds of the Loan shall be used for general corporate working capital. Neither any Obligated Party nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

SECTION 6.12 ERISA. Each Obligated Party and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan. Neither any Obligated Party nor any ERISA Affiliate has received any notification (or has knowledge of any reason to expect) that any Multi-employer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

SECTION 6.13 DISCLOSURE. No statement, information, report, representation, or warranty made by any Obligated Party in this Agreement or in any other Loan Document or furnished to the Lender in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

SECTION 6.14 SUBSIDIARIES. The Obligated Parties have no Subsidiaries other than those listed on SCHEDULE 6.14, AND SCHEDULE 6.14 sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of each Obligated Party's ownership of the outstanding voting stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable.

SECTION 6.15 AGREEMENTS. Neither any Obligated Party nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in (a) any agreement or instrument material to its business to which it is a party where such default would have a Material Adverse Effect or (b) this Agreement.

SECTION 6.16 COMPLIANCE WITH LAWS. Neither any Obligated Party nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

SECTION 6.17 INVENTORY. All inventory of each Obligated Party has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. Sections 201-219), and the regulations promulgated thereunder.

SECTION 6.18 INVESTMENT COMPANY ACT. Neither any Obligated Party nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.19 PUBLIC UTILITY HOLDING COMPANY ACT. Neither any Obligated Party nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 6.20  ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 6.20:

       (a) Each Obligated Party, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws applicable to such Persons, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. No Obligated Party is aware of, nor has any Obligated Party received notice of, any past, present, or future conditions, events, activities, practices, or incidents which would interfere with or prevent the compliance or continued compliance of the Obligated Party and the Subsidiaries with all Environmental Laws applicable to such Persons, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect;

       (b) Each Obligated Party and each Subsidiary have obtained all permits, licenses, and authorizations that are required under Environmental
Laws applicable to such Persons, and all such permits are in good standing and each Obligated Party and its Subsidiaries are in compliance with all of the terms and conditions of such permits except where the failure to obtain or be in compliance could not reasonably be expected to have a Material Adverse Effect;

       (c) No Hazardous Materials exist on or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of any Obligated Party or any Subsidiary except in compliance with all Environmental Laws applicable to such Persons. The use which the Obligated Parties and their Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets in violation of any Environmental Law applicable to such Persons;

       (d) Neither any Obligated Party nor any of their Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any applicable Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with applicable Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

       (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Obligated Parties or any of their Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect;

       (f) Neither any Obligated Party nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Obligated Parties and their Subsidiaries are in compliance with all applicable financial responsibility requirements of all applicable Environmental Laws except where the failure to be in compliance could reasonably be expected to have a Material Adverse Effect;

       (g) Neither any Obligated Party nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

       (h) No Lien arising under any Environmental Law has attached to any property or revenues of any Obligated Party or its Subsidiaries.

SECTION 6.21  YEAR 2000 COMPLIANCE.

       (a) To the Borrower's knowledge after due inquiry, all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") used by Obligated Parties to carry on their businesses as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Obligated Parties' business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

       (b) Obligated Parties have: (1) undertaken a detailed inventory, review, and assessment of all areas within their businesses and operations that could be adversely affected by the failure of Obligated Parties to be Year 2000 Compliant on a timely basis; (2) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (3) to date, implemented that plan in accordance with that timetable in all material respects.

       (c) Obligated Parties have made written inquiry of each of its key suppliers, vendors, and customers, and is undertaking to obtain in writing confirmations from all such Persons as to whether such Persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, Obligated Parties reasonably believe that all such Persons will be or become so compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of Obligated Parties whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of any of the Obligated Parties. For purposes of this paragraph, Lender confirms to Obligated Parties that Lender has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

       (d) The fair market value of all real and personal property pledged to the Lender as Collateral to secure the Advances hereunder is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

SECTION 6.22 INSURANCE. SCHEDULE 6.22 contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Obligated Parties and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Obligated Parties or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Obligated Parties and each Subsidiary; will remain in full force and effect through the respective dates set forth in SCHEDULE 6.22 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. None of the Obligated Parties nor any Subsidiary has been refused any insurance with respect to its Property or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

SECTION 6.23 HEDGING AGREEMENTS. SCHEDULE 6.23 sets forth, as of the date hereof, a true and complete list of all Hedging Agreements, Financing Transactions and Swap Transactions (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligated Parties and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

SECTION 6.24 RESTRICTION ON LIENS. Except as set forth on SCHEDULE 6.24 and in the Senior Loan Documents, none of the Obligated Parties nor any of the Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the other Loan Documents), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective Property or Collateral.

SECTION 6.25 MATERIAL DEBT AGREEMENTS. Set forth on SCHEDULE 8.2 hereto is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect following the date hereof (other than Hedging Agreements) providing for, evidencing or otherwise relating to any Debt of any of the Obligated Parties or any of the Subsidiaries, and all obligations of any of the Obligated Parties or any of the Subsidiaries to issuers of surety or appeal bonds issued for account of any of the Obligated Parties or any such Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation.

                                   ARTICLE VII
                               POSITIVE COVENANTS

Each of the Obligated Parties covenants and agrees that, as long as the Obligations or any part thereof are outstanding, each of the Obligated Parties will perform and observe the following positive covenants:

SECTION 7.1   REPORTING REQUIREMENTS. The Borrower will furnish to the Lender:

       (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related audited consolidated and unaudited consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related unqualified opinion of independent public accountants of recognized national standing acceptable to the Lender which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and, in addition thereto, as soon as available in any event within sixty (60) after the end of each fiscal year of the Borrower, pro forma projections in form and substance satisfactory to the Lender for the ensuing five (5) year period on a year-by-year basis, including, without limitation, the consolidated and consolidating statements of income and cash flow of the Borrower and its Consolidated Subsidiaries for such periods, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries for such period, and the estimated capital expenditures for such periods.

       (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

       (c) Certificate of Compliance and No Default. Concurrently with the delivery of each of the financial statements referred to in Sections 7.1(a) and 7. 1 (b), a certificate of a Responsible Officer (i) stating that a review of the activities of the Obligated Parties has been made under his supervision with a view to determining whether the Obligated Parties have fulfilled all of their obligations under this Agreement, the other Loan Documents, and the Note;
(ii) stating that the Obligated Parties have fulfilled their obligations under such instruments and that all representations and warranties made herein continue to be true and correct in all material respects (or specifying the nature of any change); (iii) to the extent requested from time-to-time by the Lender, specifically affirming compliance of the Obligated Parties with any of their representations or obligations under such instruments; (iv) containing or accompanied by such financial or other details, information and material as the Lender may reasonably request to evidence such compliance; (v) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (vi) showing in reasonable detail the calculations demonstrating compliance with Article IX;

       (d) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to any Obligated Party or any Subsidiary by independent certified public accountants.

       (e) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Obligated Party or any Subsidiary which, if determined adversely to any Obligated Party or such Subsidiary, could have a Material Adverse Effect;

       (f) Notice of Default. As soon as possible and in any event within five Business Days after the occurrence of each Default, a written notice setting forth the details of such Default and the action the Obligated Parties have taken and propose to take with respect thereto;

       (g) ERISA Reports. As soon as possible and in any event (i) within five (5) Business Days after any Obligated Party or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (B) within five (5) Business Days after any Obligated Party or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan, has occurred or is reasonably expected to occur, a statement of the chief financial officer of the applicable Obligated Party describing such Termination Event and the action, if any, which such Obligated Party or such ERISA Affiliate has taken and proposes to take with respect thereto;

(ii) promptly and in any event within five (5) Business Days after receipt thereof by any Obligated Party or any ERISA Affiliate, copies of each notice received by such Obligated Party or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iii) promptly and in any event within five (5) Business Days after receipt thereof by any Obligated Party or any ERISA Affiliate from the sponsor of a Multi-employer Plan, a copy of each notice received by such Obligated Party or any ERISA Affiliate;

       (h) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any material statement or report famished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be famished to the Lender pursuant to any other clause of this Section;

       (i) Notice of Material Adverse Change. As soon as possible and in any event within five days after the occurrence thereof, written notice of any matter that could have a Material Adverse Effect;

       (j) Proxy Statements, Etc. Promptly upon its becoming available, one copy of each financial statement, report, notice or final proxy statement sent by any Obligated Party to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by any Obligated Party or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which any Obligated Party is a party. For purposes of these provisions, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over any Obligated Party or any of its business, operations or properties;

       (k) General Information. Promptly, such other information concerning any Obligated Party or any Subsidiary as the Lender may from time to time reasonably request; and

       (l) Back Log and Variance Report. As soon as available, and in any event within thirty (30) days after the end of each calendar month, a back log report in form and detail satisfactory to the Lender showing all items back logged of the Obligated Parties and the Subsidiaries divided into domestic and international categories and an analysis report in form and detail satisfactory to the Lender showing variances from Borrower's most recent annual budget.

SECTION 7.2 MAINTENANCE OF EXISTENCE, CONDUCT OF BUSINESS. The Obligated Parties will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Obligated Parties will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

SECTION 7.3 Maintenance of Properties. The Obligated Parties will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, reasonable wear and tear excepted.

SECTION 7.4 TAXES AND CLAIMS. The Obligated Parties will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither any Obligated Party nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established in accordance with GAAP.

SECTION 7.5 INSURANCE. Each Obligated Party will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Obligated Parties and the Subsidiaries operate, provided that in any event each Obligated Party will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, products liability insurance, and business interruption insurance reasonably satisfactory to the Lender. Each insurance policy covering Collateral shall name the Lender as loss payee and additional insured and shall provide that such policy will not be canceled or reduced without 30 days' prior written notice to the Lender.

SECTION 7.6 INSPECTION RIGHTS. During normal business hours, from time and from time to time, the Obligated Parties will permit, and will cause each Subsidiary to permit, representatives of the Lender to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its Responsible Officers, and independent certified public accountants.

SECTION 7.7 KEEPING BOOKS AND RECORDS. Each Obligated Party will maintain, and will cause each Subsidiary to maintain, proper books of record and account entries in conformity with GAAP.

SECTION 7.8 COMPLIANCE WITH LAWS. Each Obligated Party will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator including, without limitation, all applicable Environmental Laws.

SECTION 7.9 COMPLIANCE WITH AGREEMENTS. Each Obligated Party will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

SECTION 7.10 FURTHER ASSURANCES. Each Obligated Party will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Lender in the Collateral.

SECTION 7.11 ERISA. Each Obligated Party will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

SECTION 7.12 YEAR 2000 COMPLIANT. The Obligated Parties covenant and agree with the Lender that, while any of the Obligations are outstanding, the Obligated Parties will:

       (a) Furnish such additional information, statements and other reports with respect to Obligated Parties' activities, course of action and progress towards becoming Year 2000 Compliant as the Lender may request from time to time.

       (b) In the event of any change in circumstances that causes or will likely cause any of the Obligated Parties' representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then the Obligated Parties shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide the Lender with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause the Obligated Parties' representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. The Obligated Parties shall, within ten (10) days of a request, also provide the Lender with any additional information the Lender requests of the Obligated Parties in connection with the Notice and/or a Change in Circumstances.

       (c) Upon reasonable notice, give any representative of the Lender access during all reasonable business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Obligated Parties and relating to their affairs, and to inspect any of the properties and Systems of the Obligated Parties, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of the Obligated Parties.

SECTION 7.13 SUBSIDIARY GUARANTIES AND PLEDGE OF ASSETS. Within thirty (30) days after the acquisition or formation of any Subsidiary of any of the Obligated Parties permitted under the terms of this Agreement, the Obligated Parties shall cause such new Subsidiary to execute and deliver to Lender a Guaranty Agreement and Security Instruments pledging such assets to the Lender as may be designated by Lender (except where such action would be inconsistent with the Subordination Agreement) together with such resolutions, certificates and opinions regarding the authorization and binding effect of such Guaranty Agreement and such Security Instruments as the Lender may reasonably require.

SECTION 7.14 OPINIONS OF COUNSEL. Within thirty (30) days after the Closing, opinions from Vinson & Elkins, LLP shall be delivered to the Lender containing the opinions of Allyson Fox Pharr, general counsel to the Borrower, delivered at Closing.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

Each Obligated Party covenants and agrees that, as long as the Obligations or any part thereof are outstanding, each of the Obligated Parties will perform and observe the following negative covenants:

SECTION 8.1 DEBT. No Obligated Party will incur, create, assume, or permit to exist, or will permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

              (i) Debt to the Lender pursuant to the Loan Documents;

              (ii) Existing Debt described on SCHEDULE 6.9;

              (iii) The $35,000,000 Debt evidenced by the Senior Loan Documents in favor of Heller Financial Leasing, Inc. and $15,000,000 Debt evidenced by the Senior Loan Documents in favor of Bank One, Texas, National Association;

              (iv) Non-speculative Swap Transactions (other than Financing Transactions) pursuant to Hedging Agreements with Bank One, Texas, National Association or its Affiliates; and

              (v) Additional Debt in an aggregate outstanding amount not to exceed $10,000,000 in the form of (i) Debt in favor of the Senior Lenders or (ii) purchase money obligations incurred in the ordinary course of business.

SECTION 8.2 LIMITATION ON LIENS. No Obligated Party will incur, create, assume, or permit to exist, or will permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

              (i) Liens disclosed on SCHEDULE 8.2;

              (ii) Liens in favor of the Lender;

              (iii) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Obligated Party or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

              (iv) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

              (v) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

              (vi) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business; and

              (vii) Liens securing purchase money obligations permitted under
        Section 8.1(v) provided such Liens are placed within thirty (30) days of the incurrence of such Debt.

SECTION 8.3 MERGERS, ACQUISITIONS, ETC. None of the Obligated parties, nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, or wind-up, dissolve, or liquidate itself; provided, however, if (i) the Borrower gives at least thirty (30) days' prior written notice to the Lender and
(ii) no Default or Event of Default has occurred or is continuing or will result from the action proposed to be taken, and (iii) the Lender's Lien on the Collateral would not be adversely affected, then any Subsidiary of the Borrower may merge or consolidate with the Borrower or with any other Subsidiary of the Borrower or sell, lease, or otherwise dispose of (at fair market value) all or any substantial part of its Property or assets to the Borrower or to any other Subsidiary of the Borrower. The Obligated Parties will not, and will not permit any Subsidiary to, purchase or otherwise acquire all or any part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person except that the Borrower will be permitted to acquire entities in the same industry provided that (x) the Borrower gives at least thirty (30) days' prior written notice to the Lender, (y) no Default or Event of Default has occurred or is continuing or will result from the action proposed to be taken, and (z) the pro forma effect of which will not cause a Default or an Event of Default. Notwithstanding the foregoing, any and all cash or debt assumption acquisitions of the Obligated Parties that aggregate more than $5,000,000 from the date hereof will require the prior written consent of the Lender.

SECTION 8.4 RESTRICTED PAYMENTS. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or return any capital to its stockholders, or make any distribution of its assets to its stockholders, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of any Obligated Party or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock, provided that, so long as no Default or Event of Default has occurred and is continuing (or result therefrom) the Borrower may declare and deliver dividends solely in the form of stock.

SECTION 8.5 INVESTMENTS. No Obligated Party will make or will permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own, or permit any Subsidiary to purchase or own, any stock, bonds, notes, debentures, or other securities of, any Person, except:

              (i) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

              (ii) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000;

              (iii) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

              (iv) acquisitions permitted under Section 8.3.

              (v) employee loans, advances, and expenses in the ordinary course of business not to exceed $50,000 for any one Person or $500,000 in the aggregate outstanding at any time.

SECTION 8.6   LIMITATION ON ISSUANCE OF CAPITAL STOCK. No Obligated Party
(other than Borrower) will, at any time issue, sell, assign, or otherwise, dispose, or will permit any of their Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock.

SECTION 8.7 TRANSACTIONS WITH AFFILIATES. No Obligated Party will enter into, and no Obligated Party will permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of any Obligated Party or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of such Obligated Party's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligated Party or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of any such Obligated Party or such Subsidiary.

SECTION 8.8 DISPOSITION OF ASSETS. No Obligated Party will sell, lease, assign, transfer, or otherwise dispose of any of their Property, or permit any Subsidiary to do so with any of its Property, except dispositions of inventory in the ordinary course of business and dispositions of Property that does not exceed $2,000,000 in the aggregate provided that: (a) such dispositions do not cover any Collateral in excess of $100,000 in the aggregate in any calendar year; and (b) such dispositions do not cover any of the Vessels.

SECTION 8.9 SALE AND LEASEBACK. No Obligated Party will enter into, or will permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

SECTION 8.10 NATURE OF BUSINESS. No Obligated Party will engage in, or will not permit any Subsidiary to engage in any business other than the businesses in which they are engaged on the date hereof.

SECTION 8.11 ENVIRONMENTAL PROTECTION. No Obligated Party will, or will permit any of their Subsidiaries to, (a) except as disclosed in Schedule 6.20, use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or
(d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which any of the Obligated Parties or any of their Subsidiaries would be responsible.

SECTION 8.12 ACCOUNTING. No Obligated Party will, or will permit any of their Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Lender, or (b) in tax reporting treatment, except as required by law and disclosed to the Lender.

SECTION 8.13 COMPLIANCE WITH ERISA. No Obligated Party shall or shall permit any Subsidiary to (a) terminate, or permit any ERISA Affiliate to terminate, any Plan, or (b) permit circumstances which give rise to a Termination Event described in Clause (b), (d) or (e) of the definition of Termination Event with respect to a Plan.

SECTION 8.14 PROCEEDS OF NOTE. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System, or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

SECTION 8.15 NEGATIVE PLEDGE AGREEMENTS. Neither any Obligated Party nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement, or understanding (other than this Agreement, the Loan Documents, the Senior Loan Documents) which in any way prohibits or restricts the granting, conveying, creation, or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

                                   ARTICLE IX
                               FINANCIAL COVENANTS

Each Obligated Party covenants and agrees that, as long as the Obligations or any part thereof are outstanding, each Obligated Party will perform and observe the following financial covenants:

SECTION 9.1 CONSOLIDATED TANGIBLE NET WORTH. The Borrower and its Subsidiaries will at all times maintain Consolidated Tangible Net Worth in an amount not less than $37,000,000, except as may be adjusted below, increasing annually by 90% of annual positive Consolidated Net Income beginning for the twelve month period ending December 31, 1999, and increasing by (a) 100% of the proceeds of any equity issued by Obligated Parties or Subsidiaries including, without limitation, a secondary offering and (b) the value of the net tangible assets acquired by issuing Obligated Parties' stock in the acquisition of another entity. For fiscal year 1999 only, the required increase will be 90% of the net amount of the actual reported fiscal year 1999 positive Consolidated Net Income minus the Borrower's cash payment of up to $7,300,000 payable to the sellers of Dickson GMP International, Inc., (the "Dickson Payment") but only if such amount is positive. If the amount derived by calculating the difference in the fiscal 1999 positive Consolidated Net Income and the Dickson Payment is negative, the minimum Consolidated Tangible Net Worth shall be the greater of (a) $35,000,000, or (b) $40,000,000 less (1) the Dickson Payment; plus (2) fiscal 1999 positive Consolidated Net Income; and (3) less $1,000,000. In years subsequent to 1999, such adjusted minimum Consolidated Tangible Net Worth shall be increased annually by 90% of annual positive Consolidated Net Income and by (a) 100% of the proceeds of any equity issued by Obligated Parties, including, without limitation, a secondary offering and (b) the value of the net tangible assets acquired by issuing Obligated Parties' stock in the acquisition of another entity.

SECTION 9.2 CAPITAL EXPENDITURES. The Obligated Parties will not permit the aggregate capital expenditures of the Obligated Parties and the Subsidiaries to exceed $7,000,000 during any fiscal year.

SECTION 9.3 FUNDED DEBT TO CAPITALIZATION. The Obligated Parties will not permit the Borrower's ratio of Funded Debt to Capitalization, on a Consolidated basis, to exceed 0.40 to 1.00 at any time.

SECTION 9.4 FIXED CHARGE COVERAGE RATIO. The Borrower and its Subsidiaries on a Consolidated basis will at all times maintain a Fixed Charge Coverage Ratio that exceeds 1.10 to 1.00. This ratio shall be calculated on a cumulative quarterly basis beginning January 1, 1999, until such time as four quarters have been reached on December 31, 1999. Thereafter, the ratio will be calculated on a Rolling Period basis. The first test will be calculated at March 31, 1999.

SECTION 9.5 FUNDED DEBT TO EBITDA COVERAGE RATIO. The Borrower will not permit the Borrower's ratio of Funded Debt to EBITDA, on a Consolidated basis (EBITDA being determined on a Rolling Period basis) to be greater than the ratio and for the times indicated below:

           TIME PERIOD                               RATIO
           -----------                               -----
     12/01/1998 - 12/31/1999                        3.50:1.0
     01/01/2000 - 12/31/2000                        3.15:1.0
     01/01/2001 and thereafter                      2.80:1.0

Upon the consummation of an acquisition not prohibited hereunder (including historic acquisitions consummated within 12 months from the date hereof), the calculation of EBITDA shall include, pro forma, the historical consolidated EBITDA for the Borrower and its Consolidated Subsidiaries for the relevant period prior to the Borrower's acquisition of such Subsidiaries.

                                    ARTICLE X
                                     DEFAULT

SECTION 10.1 EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default":

       (a) (i) The Borrower shall fail to repay the outstanding principal amount of the Loan on the Maturity Date, or (ii) any Obligated Party shall fail to pay any other Obligation within five (5) days of when such is due.

       (b) Any representation or warranty made or deemed made by any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

       (c) Any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 7.1, Section 7.5, Article VIII or Article IX of this Agreement; or the Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of thirty (30) days after the earlier of (i) the applicable Obligated Party's knowledge of such failure or (ii) the notice thereof to the Borrower by the Lender.

       (d) Any Obligated Party or any Subsidiary shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

       (e) An involuntary proceeding shall be commenced against any Obligated Party or any Subsidiary seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 30 days.

        (f) Any Obligated Party or any Subsidiary shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $1,000,000 against any of its assets or properties.

        (g) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against any Obligated Party or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the relevant Obligated Party or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

        (h) Any Obligated Party or any Subsidiary shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), including, without limitation, Debt under the Senior Loan Documents or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

        (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Obligated Party or any Subsidiary or any of their respective shareholders, or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, perfected security interest in and lien upon any of the Collateral purported to be covered thereby, subject only to Liens permitted under Section 8.2.

        (j) Any Termination Event as defined in clause (b), (d) or (e) of the definition thereof with respect to a Plan shall have occurred and, five days after notice thereof shall have been given to any Obligated Party by the Lender,
(i) such Termination Event shall still exist.

        (k) Any Obligated Party or any ERISA Affiliate shall have been notified by the sponsor of a Multi-employer Plan that it has incurred Withdrawal Liability to such Multi-employer Plan.

        (l) Any Obligated Party or any ERISA Affiliate shall have been notified by the sponsor of a Multi-employer Plan that such Multi-employer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA.

        (m) Any Obligated Party or any of its Subsidiaries, or any of their properties, revenues, or assets, shall become the subject of an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged (or provisions shall not be made for such discharge) within 30 days from the date of entry thereof.

        (n) Any Person or Persons constituting a group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) shall, in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 30% (by number of shares) of the issued and outstanding voting stock of the Borrower.

        (0) Nathan Avery or a reasonable substitute thereof shall cease to be active in the senior management of the Borrower.

        (p) Any "Event of Default" shall exist under any of the Senior Loan Documents.

SECTION 10.2 REMEDIES. If any Event of Default shall occur and be continuing, the Lender may do any one or more of the following:

        (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Note and all other obligations of any of the Obligated Parties under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, all without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Obligated Parties.

        (b)   Judgment. Reduce any claim to judgment.

        (c) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Lender to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

        (d) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Section 10.1(d) or 10.1(e), the outstanding principal of and accrued and unpaid interest on the Note and all other obligations of the Obligated Parties under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Obligated Parties.

SECTION 10.3 PERFORMANCE BY THE LENDER. If any Obligated Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Lender may perform or attempt to perform such covenant or agreement on behalf of the Obligated Parties. In such event, the Borrower shall, at the request of the Lender, promptly pay any amount expended by the Lender in connection with such performance or attempted performance, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Lender shall not have any liability or responsibility for the performance of any obligation of any Obligated Party under this Agreement or any of the other Loan Documents.

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.1 EXPENSES. The Obligated Parties hereby agree, jointly and severally, to pay on demand: (a) all reasonable costs and expenses of the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of legal counsel for the Lender, (b) all costs and expenses of the Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Lender, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other reasonable costs and expenses incurred by the Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining any mortgagee title insurance policy, survey, audit, or appraisal in respect of the Collateral.

SECTION 11.2 INDEMNIFICATION. The Obligated Parties, jointly and severally, shall indemnify the Lender and each Affiliate thereof and their respective officers, directors, employees, attorneys, and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including attorneys' fees) to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, (c) any breach by any Obligated Party of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (d) the presence, Release, threatened Release, disposal, removal, or cleanup of any Hazardous Material located on, about, within, or affecting any of the properties or assets of any Obligated Party or any Subsidiary, or (e) any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE

INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

SECTION 11.3 LIMITATION OF LIABILITY. None of the Lender or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and any Obligated Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Obligated Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents, except for gross negligence or willful misconduct in which event damages will be limited to actual damages. Each Obligated Party hereby waives, releases, and agrees not to sue the Lender or any of its Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

SECTION 11.4 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Lender shall have the right to act exclusively in the interest of the Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligated Party or any of the Obligated Parties' shareholders or any other Person.

SECTION 11.5 NO FIDUCIARY RELATIONSHIP. The relationship between each Obligated Party and the Lender is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with any Obligated Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between any Obligated Party and the Lender to be other than that of debtor and creditor.

SECTION 11.6 EQUITABLE RELIEF. Each Obligated Party recognizes that in the event any Obligated Party fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Lender. Each Obligated Party therefore agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 11.7 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

SECTION 11.8  SUCCESSORS AND ASSIGNS.

       (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Obligated Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender. The Lender may sell, without notice to or consent of any Obligated Party, participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loan owing to it); provided, however, that
(i) the Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) the Lender shall remain solely responsible to the Obligated Parties for the performance of such obligations, (iii) the Lender shall remain the holder of its Note for all purposes of this Agreement, (iv) the Obligated Parties shall continue to deal solely and directly with such Lender in connection with the Obligated Parties rights and obligations under this Agreement and the other Loan Documents, and (v) the Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any reduction of the principal amount of, or interest to be paid on, the Loan, (C) any reduction of any fee or other amount payable to the Lender under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Loan.

       (b) The Lender may, without notice to or consent of any Obligated Party, sell, assign or transfer to any one or more Persons or entities, all or any part of the Loan or all or any part of the Loan Documents and each such assignee or transferee shall have the right to enforce the Loan and such Loan Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of the Loan Documents and the Loan that it has not sold, assigned or transferred.

       (c) In connection with and prior to and after any such sale, transfer, assignment or participation, the Lender may disclose and furnish to any prospective or actual purchaser, transferee, assignee or participant, any and all reports, financial statements and other information obtained by the Lender at any time and from time to time in connection with the Loan, the Loan Documents or otherwise. The Obligated Parties shall fully cooperate with the Lender in connection with any such assignment and shall execute and deliver such consents and acceptances to any such assignment as the Lender shall reasonably request that are necessary or desirable to effect any such assignment.

SECTION 11.9 SURVIVAL. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them. Without prejudice to the survival of any other obligation of the Obligated Parties hereunder, the obligations of the Obligated Parties under Sections 11.1 and 11.2 shall survive repayment of the Note.

SECTION 11.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY. THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

SECTION 11.11 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which any Obligated Party is a party, nor any consent to any departure by any Obligated Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Lender and the Obligated Parties, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11.12 MAXIMUM INTEREST RATE. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of any of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term does not exceed the Maximum Rate.

SECTION 11.13 NOTICES. All notices and other communications provided for in this Agreement and the other Loan Documents to which any Obligated Party is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Lender pursuant to
Article II shall not be effective until received by the Lender.

SECTION 11.14 GOVERNING LAW; VENUE; SERVICE OF PROCESS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the conflict of laws rules thereof) and the applicable laws of the United States of America. Any action or proceeding against any Obligated Party under or in connection with any of the Loan Documents may be brought in any state or Federal court in the State of New York. Each Obligated Party hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and
(b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each Obligated Party agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of
Section 11.13. Nothing herein or in any of the other Loan Documents shall affect the right of the Lender to serve process in any other manner permitted by law or shall limit the right of the Lender to bring any action or proceeding against any Obligated Party or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Obligated Party against the Lender shall be brought only in a court located in the State of New York.

SECTION 11.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 11.16 SEVERABILITY. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

SECTION 11.17 HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

SECTION 11.18 CONSTRUCTION. The Obligated Parties and the Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

SECTION 11.19 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

SECTION 11.20 JURY WAIVER. THE OBLIGATED PARTIES AND THE LENDER (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG ANY OBLIGATED PARTY AND THE LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY RELATIONSHIP BETWEEN THE LENDER AND ANY OBLIGATED PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

SECTION 11.21 ARBITRATION. The Lender and each Obligated Party agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, or any of the Loan Documents or otherwise, including, without limitation, contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Houston Texas or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

SECTION 11.22 CONFIDENTIALITY. In the event that any of the Obligated Parties provides to the Lender written confidential information belonging to such Obligated Party and if such Obligated Party shall in writing clearly denominate such information as "confidential," the Lender shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that such utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Lender breaching its obligation of confidence to such Obligated Party, (iii) are previously known by the Lender from some source other than such Obligated Party, (iv) are hereafter developed by the Lender without using the Obligated Party's information, (v) are hereafter obtained by or available to the Lender from a third party who the Lender is not aware owes no obligation of confidence to such Obligated Party with respect to such information or through any other means other than through disclosure by such Obligated Party, (vi) are disclosed with such Obligated Party's consent,
(vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Lender, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration, or governmental proceeding. Further, the Lender may disclose any such information to the Senior Lenders' and the Lender's employees, representatives, lenders, counsel, and affiliates, and each of their respective employees, representatives, lenders, counsel, and affiliates, or any assignee or participant (including prospective assignees and participants) in the Loan that agrees to be bound by the confidentiality provision set forth herein. This obligation of confidence shall cease two years from the date the information was furnished. Each Obligated Party waives any and all other rights it may have to confidentiality as against the Lender arising by contract, agreement, statute, or law except as expressly stated in this Section 11.22.

THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE LOAN DOCUMENTS ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR CREDIT DEBT AND THE SENIOR TERM DEBT (AS EACH SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT) TO THE EXTENT PROVIDED IN THE SUBORDINATION AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         LENDER:

                         JOINT ENERGY DEVELOPMENT
                         INVESTMENTS II LIMITED PARTNERSHIP

                         By:      Enron Capital Management II Limited
                                  Partnership, its general partner

                                  By:      Enron Capital II Corp., its general
                                           partner

                                           By: /s/ W. CRAIG CHILDERS
                                              -----------------------------
                                           Name: W. Craig Childers
                                                ---------------------------
                                           Title: Managing Director
                                                 --------------------------

                                  Address for Notices:

                                  1400 Smith Street
                                  Houston, Texas 77002

                                  Fax No.: (713) 646-4039
                                  Telephone No.: (713)85')-1939
                                  Attention: Donna W. Lowry

                                       BORROWER/OBLIGATED PARTY:

                                       TRANSCOASTAL MARINE SERVICES, INC.

                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer


                                       OBLIGATED PARTIES:

                                       DICKSON MARINE, INC.


                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer


                                       VENTURA RESOURCES, INC.


                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer

                                       WOODSON CONSTRUCTION COMPANY, INC.


                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer


                                       ENVIRO SYSYTEMS, INC.


                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer

                                       KORI CORPORATION


                                       By: /s/ PAMELA L. REILAND
                                          --------------------------------
                                              Pamela L. Reiland
                                              Authorized Officer


                                       C.S.I. HYDROSTATIC TESTERS, INC.


                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer



                                       HARGETT MOORING AND MARINE, INC.



                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer


                                       HBH, INC.



                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer



                                       TRANCOASTAL MARINE SERVICES OF LA, INC.
                                       (f/k/a RED FOX INTERNATIONAL, INC.)


                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer


                                       DICKSON GMP INTERNATIONAL, INC. (f/k/a
                                       TRANSCOASTAL ACQUISITON, INC.)



                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer

                                       THE RED FOX COMPANIES OF NEW IBERIA, INC.



                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer



                                       TRANSCOASTAL VESSELS, INC.



                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer



                                       TRANSCOASTAL VENTURES, INC.



                                       By: /s/ PAMELA L. REILAND
                                          -------------------------------
                                               Pamela L. Reiland
                                               Authorized Officer


                                       Address for Notice (for Borrower and
                                       other all Obligated Parties):


                                       2925 Briarpark
                                       Suite 930
                                       Houston, Texas 77042
                                       Fax No.: (713) 781-6364
                                       Telephone No.: (713) 787-1384
                                       Attention: Pamela L. Reiland

                                   EXHIBIT A
                          LIST OF SECURITY INSTRUMENTS

I.   October 28, 1997 - Senior Security Instruments

     1.   First Preferred Morgages

          a.   Lafayette Parish
          b.   Plaquemines Parish
          c.   Iberia Parish

     2.   Stock Pledge Agreement - Borrower

     3.   Stock Pledge Agreement - CSI

     4.   Undated Stock Powers and Stock Certificates

          a.   Woodson
          b.   Laine
          c.   KORI
          d.   Envirosystem
          e.   Red Fox Companies
          f.   CSI
          g.   Hargett Companies
          h.   HBH
          i.   Red Fox International
          j.   Blue Water Hydro

     5.   First Priority Security Agreement

          a.   Woodson
          b.   Laine
          c.   KORI
          d.   Envirosystem
          e.   Red Fox Companies
          f.   CSI
          g.   Hargett Companies
          h.   HBH
          i.   Red Fox International
          j.   Blue Water Hydro

     6.   UCC Financing Statements (First Priority)

          a.   Woodson
          b.   Laine
          c.   KORI
          d.   Envirosystem
          e.   Red Fox Companies
          f.   CSI
          g.   Hargett Companies
          h.   HBH
          i.   Red Fox International
          j.   Blue Water Hydro

     7.   First Preferred Naval Mortgage - Hargett

     8.   First Preferred Fleet Mortgage

          a.   HBH, Inc.
          b.   Hargett Mooring & Marine
          c.   C.S.I. Hydrostatic Testers, Inc.

     9.   Assignments of Insurance

          a.   HBH, Inc.
          b.   Hargett Mooring & Marine
          c.   C.S.I. Hydrostatic Testers, Inc.

II.  October 28, 1997 - Subordinated Security Instruments

     1.   Subordinated Mortgages of Real Property

          a.   Lafayette Parish
          b.   Plaquemines Parish
          c.   Iberia Parish

     2.   Bailment Agreement - Borrower

     3.   Bailment Agreement - CSI

     4.   Second Priority Security Agreement

          a.   Woodson
          b.   Laine
          c.   KORI
          d.   Envirosystem

          e.   Red Fox
          f.   CSI
          g.   Hargett
          h.   HBH
          i.   Red Fox International
          j.   Blue Water Hydro

     5.   UCC Financing Statement

          a.   Woodson
          b.   Laine
          c.   KORI
          d.   Envirosystem
          e.   Red Fox
          f.   CSI
          g.   Hargett
          h.   HBH
          i.   Red Fox International
          j.   Blue Water Hydro

     6.   Second Preferred Naval Mortgages - Hargett

     7.   Second Preferred Naval Mortgage - HBH, Inc.

     8.   Subordinated Assignments of Insurance

          a.   HBH, Inc.
          b.   Hargett Mooring & Marine
          c.   C.S.I. Hydrostatic Testing, Inc.

III. February 10, 1998 - Senior and Subordinated Security Instruments

     1. Amendment to Security Agreement, dated as of February 10, 1998, among TransCoastal Marine Services and Joint Energy Development Investments II Limited Partnership.

     2.   Irrevocable Stock Power Certificate.

     3. Security Agreement (First Priority - Subsidiary) between TransCoastal Vessels, Inc. and Joint Energy Development Investments II Limited Partnership, as Agent, dated as of February 10, 1998.

     4.   Financing Statement.

     5. Security Agreement (Subordinated - Subsidiary) between TransCoastal Vessels, Inc. and Joint Energy Development Investments II Limited Partnership, as Agent, dated as of February 10, 1998.

     6.   Financing Statement.

     7. First Preferred Fleet Mortgage, dated as of February 10, 1998, by TransCoastal Vessels, Inc., in favor of Joint Energy Development Investments II Limited Partnership.

     8. Assignment of Insurances by TransCoastal Vessels, Inc., for the benefit of Joint Energy Development Investments II Limited Partnership, dated as of February 10, 1998.

     9. Lien Releases by Joint Energy Development Investments II Limited Partnership of certain property with respect to property of Hargett Enterprises, L.L.C., dated as of June 29, 1998.

IV.  August 31, 1998 - Senior Security Instruments

     1.   Pledge and Security Agreement (Stock, Bonds, and Other Securities)

     2.   First Supplement to Security Agreement

     3.   Financing Statement Change (Amendment)

     4.   First Supplement to Pledge and Security Agreement.

     5.   Security Agreement (Subordinated - Subsidiary)

     6.   Financing Statement (SUBSA.TC2)

     7.   Financing Statement (SA2.TCA)

     8.   Financing Statement (SASTK.TC2)

     9.   Irrevocable Stock Power - TCM

     10.  Irrevocable Stock Power - TCA

     11.  Security Agreement (Stock and Other Securities)

     12.  Security Agreement (First Priority - Subsidiary)

                                  SCHEDULE 6.5
                                   LITIGATION


Sirpi Alusteel Construction, Ltd. v. Dickson GMP International

This case involves a contractual dispute in which Dickson has filed a cross claim that if successful would eliminate any damages alleged by Sirpi and in addition would result in a monetary judgement in favor of Dickson. We have been told by counsel for Dickson that maximum exposure in this case is approximately $95,000.00 (NINETY-FIVE THOUSAND AND NO/00 DOLLARS).

Dr. Abdo Husseiny, et al v. United Gas Pipeline Company, et al.

This is a class action lawsuit filed in 1994 as a result of a gas leak in St. John the Baptist Parish in Louisiana. Approximately 7858 plaintiffs have joined the class and are seeking damages ranging from $500.00 to $2500.00 each. The liability portion of the case was tried to the bench. The court found Woodson 75% at fault and assessed punitive damages on a one to one ratio. Punitive damages are uninsured. The case was appealed to the Fifth Circuit Court of Appeals and writs were denied. We are currently negotiating with our underwriter to approach the plaintiff with a settlement offer in which the entire case (including punitives) would be settled within policy limits with Woodson offering a cash contribution to the settlement. Such cash contribution would not have a material impact on the operations of the Company. If we do not reach a settlement, this case would begin trial in March of 1999. For the court to hear all 7858 cases, trial could potentially extend for three to seven years.

                                SCHEDULE 6.6(d)

                           RIGHTS IN PROPERTIES; LIENS

ALL OF THE PROPERTY AND COLLATERAL OF THE BORROWERS AND THEIR SUBSIDIARIES WHICH ARE REASONABLY NECESSARY FOR THE OPERATION OF THEIR BUSINESS ARE IN GOOD WORKING CONDITION AND ARE MAINTAINED IN ACCORDANCE WITH PRUDENT BUSINESS STANDARDS WITH THE FOLLOWING EXCEPTION;

The Atchafalaya Bay is currently out of class and in process of being refurbished. The Company's intention is to spend an additional $2,000,000 by March 31, 1999, to bring the vessel into class and ready to be a first class Jetting Barge.

                                  SCHEDULE 6.9

                                 DEBT AND LIENS


The Borrowers and their Subsidiaries have no Debt as defined in the Credit Agreement, except as disclosed below:


          LENDER                                 COLLATERAL/LIEN
          ------                                 ---------------
1.  MR. & MRS. MARCUS DICKSON                   3 1/2 acres of land @
    MORTGAGE - Dickson GMP                      4001 Woodland Highway
    $313,786 OUTSTANDING AT 11-30-98               New Orleans, LA

2.  TRANSAMERICA INSURANCE FINANCE -                   Unsecured
    Transcoastal Marine Services, Inc.
    $2,042,730 OUTSTANDING AT 11-30-98

3.  BANKONE - TransCoastal Marine             Accounts Receivables and Certain
    Services, Inc.                                      Equipment
    $15,000,000 REVOLVER IN PLACE AT
    CLOSING

4.  ENRON CAPITAL & TRADE RESOURCES        Subordinated lien on all Equipment
    CORP. -  TransCoastal Marine Services,      and Accounts Receivables
    Inc.
    $20,000,000 SUBORDINATED DEBT IN
    PLACE AT CLOSING

5.  HELLER FINANCIAL, INC.- TransCoastal    First lien on Certain Marine Vessels
    Marine Services, Inc.                      and other Non-marine Equipment
    $35,000,000 TERM LOAN IN PLACE AT
    CLOSING

6.  WOODSON FAMILY - Woodson Company                  Unsecured
    $1,091,907 OUTSTANDING AT 11-30-98

7.  NEW COURT FINANCIAL - Dickson GMP                  Forklift
    $73,513 OUTSTANDING AT 11-30-98

8.  NEW COURT FINANCIAL - Dickson GMP                  Forklift
    $75,298 OUTSTANDING AT 11-30-98

9.  LCA FINANCIAL - DICKSON GMP
    Dickson GMP $46,853 OUTSTANDING AT            990 CFM Air Compressor
    11-30-98

                                 SCHEDULES 6.10
                                     TAXES

The Borrowers and their Subsidiaries have the following pending federal and state tax investigations underway:

   ---------------------------------------------------------------------------------
   ENTITY AND YEARS UNDER INVESTIGATION           TYPE OF TAX AND TAXING AUTHORITY
   =================================================================================
1.   CSI - Years ending May 31, 1996                   Federal Income Tax-I.R.S.
     and 1997

2.   Red Fox of New Iberia, Inc. - Years
     ending December 31, 1996, 1997, 1998              Sales Tax-State of Louisiana

3.   HBH, Inc. - Years ending December
     31, 1995 and 1996                                 Sales Tax-State of Louisiana

4.   Dickson GMP Limited, Inc. - Years
     ending December 31, 1994, 1995, and
     1996                                              Sales Tax-State of Louisiana
   ---------------------------------------------------------------------------------

                                 SCHEDULE 6.14
                                  SUBSIDIARIES

NAME                                    STATE OF INCORPORATION       % OWNERSHIP
----                                    ----------------------       -----------
TransCoastal Marine Services of LA, Inc.      Louisiana                     100%

The Red Fox Companies of New Iberia, Inc.     Louisiana                     100%

Woodson Construction Company                  Louisiana                     100%

Hargett Mooring & Marine, Inc.                Louisiana                     100%

EnviroSystems, Inc.                           Louisiana                     100%

Kori Corporation                              Louisiana                     100%

Laine Construction Company, Inc.              Louisiana                     100%
(merged into Woodson Construction
Company on December 31, 1998 and will
cease to exist)

Hargett Investments, L.L.C.                   Louisiana                     100%
(merged into TransCoastal Marine Services
of LA, Inc., on December 31, 1998 and will
cease to exist)

HBH, Inc.                                     Louisiana                     100%

CSI Hydrostatic Testers, Inc.                 Delaware                      100%

TransCoastal Vessels, Inc.                    Delaware                      100%

TransCoastal Ventures, Inc.                   Delaware                      100%
        TransMar,LLC                          Delaware                       60%

Dickson GMP International, Inc.               Louisiana                     100%

     Dickson Marine, Inc.                     Louisiana                     100%
     Dickson Nigeria, Ltd.                    Nigeria                       100%
     Servicios y Construcciones Petroleras
     Ventura, C.A.                            Venezuela                     100%
     Ventura Resources, Inc.                  Louisiana                     100%

                                 SCHEDULE 6.20

                             ENVIRONMENTAL MATTERS

(a)  None known

(b)  None known

(c) Hazardous Waste such as: spent paint and solvents are stored in specific areas for transportation to approved disposal facilities. TCMS Senior Environmental Specialist has inspected the disposal facility for compliance with regulations and permits.

(d)  None known

(e)  None known

(f)  None known

(g)  None known

(h)  None known

                                 SCHEDULE 6.22
                               INSURANCE COVERAGE


Please see attached.

                       TRANSCOASTAL MARINE SERVICES, INC.
                        COMPREHENSIVE GENERAL LIABILITY

LIMITS OF LIABILITY:     $1,000,000 PER OCCURRENCE
                         $2,000,000 GENERAL AGGREGATE
                         $2,000,000 PRODUCTS/COMPLETED OPS AGGREGATE
                         $1,000,000 FIRE LEGAL LIABILITY
                         $    5,000 MEDICAL PAYMENTS PER PERSON

PREMIUM BASIS:        ESTIMATED GROSS RECEIPTS:  $167,300,000.

RATE/DEDUCTIBLE OPTIONS:

DEDUCTIBLE     STOP LOSS       RATE      PREMIUM        TAX           TOTAL
----------     ---------       ----      -------        ---           -----
 $25,000        $125,000      .1804%    $301,809     $15,090.45     $316,899.45
 $25,000        $250,000      .165%     $276,045     $13,802.25     $289,847.25
 $25,000        $NIL          .150%     $250,950     $12,547.50     $263,497.50
 $50,000        $300,000      .135%     $225,855     $11,292.75     $237,147.75
 $50,000        $NIL          .120%     $200,760     $10,038.00     $210,798.00

COVERAGE INCLUDES: ACTIONS OVER
FULL OCCURRENCE FORM, INCLUDING PRODUCTS/COMPLETED OPERATIONS
BROAD FORM GENERAL LIABILITY, ISO DEFINITION OF INSURED CONTRACT
BROAD FORM NAMED INSURED
INSURED OPERATIONS: "ALL OPERATIONS OF NAMED INSURED & SUBSIDIARIES"
NO EXCLUSION FOR PUNITIVE DAMAGES
"PER PROJECT" AND "PER LOCATION" ENDORSEMENT AVAILABLE AS REQUESTED
DEFENSE IS IN ADDITION TO POLICY LIMITS
XCU HAZARDS; UGR&E; BLOWOUT & CRATERING
WORLDWIDE TERRITORY (FOR SUITS BROUGHT WITHIN THE U.S.)
SEEPAGE & POLLUTION - TIME ELEMENT - 7-DAY DISCOVERY, 30-DAY REPORTING
BLANKET WAIVER OF SUBROGATION, ADDITIONAL INSURED & 60-DAY N.O.C.
PRIMARY INSURANCE CLAUSE AS REQUIRED BY CONTRACT
IN REM, GULF OF MEXICO, AND NON-OWNED WATERCRAFT EXTENSIONS
ALL OWNED BOATS 26' & UNDER (INCLUDING DEBRIS REMOVAL)
NO EXCLUSION UNDER CONTRACTUAL FOR WORK WITHIN 50' OF RAILROADS
CROSS SUITS
LIMITED EMPLOYEE BENEFITS LIABILITY - $1,000,000 AGGREGATE
CARE, CUSTODY, CONTROL EXCLUSION DELETED
DELETE THE "DAMAGE TO YOUR WORK" EXCLUSION (WORK MUST HAVE BEEN DELIVERED TO THE
   BUYER, AND THE ASSURED MUST BE LEGALLY LIABLE TO PAY). THIS ADDITIONAL COVERAGE HAS A SEPARATE $25,000 DEDUCTIBLE PER CLAIM.
FELLOW EMPLOYEE EXCLUSION DELETED
UNINTENTIONAL ERROR/FAILURE TO DISCLOSE CLAUSE
SHIPREPAIRERS LEGAL LIABILITY
ENVIROSYSTEMS: RETRO DATE OF 6/30/94
REMOVE PROFESSIONAL EXCLUSION FOR TRANSMAR ONLY, SUBJECT TO $50,000 DED.

EXCLUDING: P&I, PCB'S, ASBESTOS, E&O, D&O, LEASED EMPLOYEES, FORMALDEHYDE,
   NUCLEAR, EMPLOYMENT PRACTICES.

SECURITY:  STEADFAST INSURANCE COMPANY
           ZURICH-AMERICAN INSURANCE GROUP (BEST RATING A+:XIV)

        TRANSCOASTAL MARINE SERVICES, INC.

                            COMMERCIAL AUTO COVERAGE

LIABILITY               :$1,000,000 COMBINED SINGLE LIMIT
MEDICAL PAYMENTS        :$5,000
UNINSURED MOTORISTS     :$1,000,000
HIRED AND NON-OWNED     :$1,000,000 COMBINED SINGLE LIMIT
COMPREHENSIVE           :SEE BELOW
COLLISION               :SEE BELOW
--------------------------------------------------------------------------------

DESCRIPTION OF VEHICLES:  PER SCHEDULE PROVIDED BY INSURED

     AUTO LIABILITY RATING BASE:  POWER UNITS - 125.
                                  $5,000 DEDUCTIBLE ON LIABILITY.
                                  COMPOSITE RATE AT $516.32.

     AUTO PHYSICAL DAMAGE:    $500 DEDUCTIBLE COMPREHENSIVE &
                              $500 COLLISION FOR ALL LIGHT TRUCKS
                              AND PRIVATE PASSENGER UNITS, MODEL
                              YEAR 1994 AND NEWER. $5,000 DEDUCTIBLE
                              COMPREHENSIVE AND COLLISION FOR ALL
                              OTHER UNITS. RATING BASE: 75 UNITS.
                              COMPOSITE RATE AT $270.


PREMIUM:     $74,515.00 LIABILITY/MED PAY/U.M.
             $20,249.00 PHYSICAL DAMAGE
             $94,764.00 TOTAL


COVERAGES INCLUDE:  SYMBOL 1 ON LIABILITY - ALL AUTOS
                    BLANKET WAIVER OF SUBROGATION
                    BLANKET ADDITIONAL INSURED
                    BLANKET PRIMARY INS CLAUSE
                    60-DAY NOTICE OF CANCELLATION
                    HIRED/NON-OWNED COVERAGES, INCLUDING PHYSICAL DAMAGE
                      ON RENTAL CARS ($35,000 PD LIMIT)
                    BROAD FORM NAMED INSURED
                    FELLOW EMPLOYEE COVERAGE
                    MCS-90 & STATE FILINGS AVAILABLE AS REQUIRED
                    LIMITED POLLUTION - VEHICLE OVERTURN OR COLLISION CA9948 - BROADENED POLLUTION
                    UNINTENTIONAL FAILURE TO DISCLOSE
                    EMPLOYEES AS ADDITIONAL INSUREDS


SECURITY: ZURICH AMERICAN INSURANCE COMPANY OF ILLINOIS     10/12/98
          ZURICH-AMERICAN INSURANCE GROUP (BEST RATING A+:XIV)

                       TRANSCOASTAL MARINE SERVICES, INC.
                        HULL AND PROTECTION & INDEMNITY

I.   HULL & MACHINERY:   TOTAL VALUE OF $74,772,000 PER ATTACHED SCHEDULE
                         INCLUDING COLLISION & TOWERS
                         BREAKDOWN:     WOODSON        $  2,039,500
                                        HBH, INC.      $ 24,865,000
                                        CSI HYDRO.     $ 24,195,000
                                        RED FOX        $    972,500
                                        TRANSCOASTAL   $ 22,700,000
                                        SPUD UNITS     $    665,000



     DEDUCTIBLE:         $5,000 FOR ALL VESSELS, EXCEPT:
                         $50,000 FOR ALL VESSELS VALUED OVER $1,000,000

-------------------------------------------------------------------------------

II.  PROTECTION & INDEMNITY:  $1,000,000 LIMIT PER OCCURRENCE
                              INCLUDING EXCESS TOWERS & COLLISION
                              SP-23 FORM

     DEDUCTIBLE:        $10,000

-------------------------------------------------------------------------------

PREMIUM:  WOODSON:            $ 40,142 HULL           $ 30,240 P&I
          HBH, INC.:          $226,619 HULL           $ 73,440 P&I
          CSI:                $195,423 HULL           $ 12,960 P&I
          RED FOX:            $ 20,663 HULL           $ 21,600 P&I
          TRANSCOASTAL:       $177,980 HULL           $ 13,770 P&I
                              --------                --------
                  TOTAL:      $660,827 HULL           $152,010 P&I


                    PREMIUM TOTAL:     $812,837.00


HULL DEDUCTIBLE OPTIONS:      $50,000 DEDUCTIBLE - 10% PREMIUM CREDIT
                              $100,000 DEDUCTIBLE - 15% PREMIUM CREDIT


SECURITY: MOAC/BOSTON OLD COLONY (BEST RATING:   A-:XIV)      10/15/98

              HULL AND PROTECTION & INDEMNITY - TERMS & CONDITIONS

INCLUDES: AGREED VALUE ON HULL AMOUNTS
          PARTS REMOVED CLAUSE
          AFFILIATED COMPANIES CLAUSE
          BLANKET ADD'L INSURED & WAIVER OF SUBROGATION, 60-DAY N.O.C. BLANKET PRIMARY INSURANCE CLAUSE
          AUTOMATIC ACQUISITION CLAUSE FOR PURCHASE OR CHARTER PRIVILEGE TO CHARTER CLAUSE
          CROSS LIABILITY CLAUSE.
          CONTRACTUAL LIABILITY
          SEEPAGE & POLLUTION (B.I. & CARGO), EXCLUDING O.P.A., CERCLA INCHMAREE EXTENDED TO PROVIDE COVERAGE FOR NEGLIGENCE OF
            CHARTERS AND/OR REPAIRERS, ALSO EXTENDED TO PROVIDE COVERAGE FOR CONTACT WITH AIRCRAFT.
          BLOWOUT & CRATERING
          DELIBERATE DAMAGE (POLLUTION) INCLUDING EQUIPMENT, GEAR,
            MACHINERY DAMAGE
          BURIAL EXPENSES CLAUSE
          IN REM/IN PERSONAM LIABILITY
          CARGO LEGAL LIABILITY
          VESSEL IN DISTRESS CLAUSE
          SISTERSHIP CLAUSE
          TANKERMANS CLAUSE
          DELETE THE EXCEPTIONS "OTHER THAN AN ASSURED, AND "AS OWNER
            OF VESSEL" AS REQUIRED BY CONTRACT
          SUE & LABOR PROVISIONS NOT TO APPLY TO ADDITIONAL INSURED IF
            REQUIRED IN CONTRACT
          REPAIRS & ALTERATIONS CLAUSE
          TOWAGE EXCLUSIONS DELETED
          BOOM COVERAGE ENDORSEMENT, OVERWEIGHT EXCLUSION DELETED
          BROAD FORM NAMED INSURED ENDORSEMENT
          STRIKES, RIOTS & CIVIL COMMOTIONS, & MALICIOUS DAMAGE CLAUSES EXTENDED ADVENTURES & PERILS CLAUSE
          EACH VESSEL DEEMED TO BE SEPARATELY INSURED
          LEASED EQUIPMENT CLAUSE
          SUBJECT TO AMERICAN HULL INS. SYNDICATE LINER NEGLIGENCE
            CLAUSE
          VOLUNTARY REMOVAL OF WRECK/DEBRIS
          NO EXCLUSION FOR PUNITIVE DAMAGES

THIS INSURANCE AUTOMATICALLY EXTENDS TO COVER ANY VESSELS AND/OR CRAFT
     OF A SIMILAR AGE & NATURE TO THAT INSURED HEREUNDER, WHICH HAVE BEEN PURCHASED, LEASED, RENTED, TIME OR BAREBOAT CHARTERED BY INSURED SUBJECT TO ADVICE TO UNDERWRITERS, AT TERMS AND RATES TO BE AGREED.

POLICY WILL PROVIDE LIABILITY COVERAGE FOR INSURED COMPANIES, EXCESS OF
     THE $500,000 LIMIT CARRIED BY McDONOUGH MARINE, UP TO $1,000,000 COMBINED TOTAL LIMITS. INSURED COMPANIES TO BE NAMED & WAIVED BY McDONOUGH MARINE. COVERAGE APPLIES ONLY TO RENTED BARGES.

                       TRANSCOASTAL MARINE SERVICES, INC.

                          CHARTERERS' LEGAL LIABILITY
                             WHARFINGERS LIABILITY



LIMIT OF LIABILITY:                $ 1,000,000

DEDUCTIBLE:                        $25,000

RATE:                              FLAT, NO ADJUSTMENT

PREMIUM:                           $15,000

NOTE: COVERAGE IS PROVIDED FOR BOTH DOMESTIC AND FOREIGN OPERATIONS. FOR FOREIGN LIABILITY, UNDERWRITERS REQUIRE A COPY OF THE HULL/P&I POLICY SERVING AS PRIMARY COVERAGE FOR TWO LIFTBOATS CHARTERED BY DICKSON GMP INT'L LOCATED OFFSHORE NIGERIA

SECURITY:      MOAC/BOSTON OLD COLONY

                                                                         10/8/98

                       TRANSCOASTAL MARINE SERVICES, INC.


                       WATER QUALITY INSURANCE SYNDICATE
                           VESSEL POLLUTION COVERAGES


LIMITS OF LIABILITY:

  OIL POLLUTION ACT OF 1990 - TO $5,000,000 PER VESSEL OR STATUTORY
      LIMIT

  CERCLA ($300 PER GROSS TON - $500,000 LIMIT)


SCHEDULE OF VESSELS:                    SEE ATTACHED


BLANKET WAIVER OF SUBROGATION AND ADDITIONAL INSURED.
SPUD PARGE BUYBACK ENDORSEMENT B
FOREIGN TRADE CLEAN-UP ENDORSEMENT - MEXICO & TRINIDAD

LIMITED OPA '90 CIVIL PENALTY CLAUSE - $500 DEDUCTIBLE/ACCIDENT

ANNUAL PREMIUM                $ 38,001.77    OPA/CERCLA
                                 1,140.05    CIVIL PENALTY
                              -----------
                              $ 39,141.82
                                                                        10/22/98

                       TRANSCOASTAL MARINE SERVICES, INC.
                              COMMERCIAL UMBRELLA




LIMIT OPTIONS:      $ 50,000,000 EXCESS OF ALL UNDERLYING COVERAGES


PREMIUM:            $ 400,000


TERMS & CONDITIONS:      $100,000 S.I.R.
                         FOLLOWS FORM OF UNDERLYING COVERAGES
                         EXCLUDES PUNITIVE DAMAGES
                         DROP DOWN ENDORSEMENT, REMOVING REQUIREMENT TO MAKE
                              REASONABLE EFFORT TO REINSTATE EXHAUSTED LIMITS
                         BLANKET WAIVER OF SUBROGATION
                         BLANKET ADDITIONAL INSURED
                         BLANKET 60-DAY NOTICE OF CANCELLATION
                         REMOVAL OF EXCLUSION FOR TREBLE & MULTIPLE DAMAGES


UNDERLYING COVERAGES AND LIMITS:   DOMESTIC & FOREIGN
     EMPLOYERS LIABILITY                $1,000,000/1,000,000/1,000,000
     MARITIME EMPLOYERS LIABILITY       $1,000,000/1,000,000
     GENERAL LIAB./SHIPREPAIRERS        $1,000,000/2,000,000/2,000,000
     AUTOMOBILE LIABILITY               $1,000,000 C.S.L.
     PROTECTION & INDEMNITY             $1,000,000
     CHARTERERS/WHARFINGERS             $1,000,000
     VESSEL POLLUTION/WQIS              $5,000,000




SECURITY:           RELIANCE NATIONAL INSURANCE COMPANY (A-XIII)         10/8/98
                    BOSTON OLD COLONY/MOAC (A-XIV)
                    ZURICH INSURANCE COMPANY, U.S. BRANCH

                       TRANSCOASTAL MARINE SERVICES, INC.
                              COMMERCIAL PROPERTY


SPECIAL "ALL RISK" FORM, EXCLUDING QUAKE
BLANKET LIMITS, AGREED AMOUNT ENDORSEMENT (SUBJECT TO SURVEY AT
     INSUROR'S EXPENSE TO DETERMINE ACCEPTABILITY OF LIMITS)
$250,000 SUBLIMIT ON FLOOD
$5,000 DEDUCTIBLE / $10,000 FOR FLOOD
INCLUDES BLANKET WAIVER OF SUBROGATION, ADDITIONAL INSURED, 60-DAY NOC 60% COINSURANCE LOSS OF RENTS
$10,000 AUTOMATIC COVERAGE FOR POLLUTION CLEAN-UP


TOTAL ALL VALUES, PER SCHEDULE:    $5,174,500     REAL PROPERTY
                                   $1,761,850     CONTENTS/PERSONAL PROPERTY
                                   $  162,950     DICKSON EDP EQUIPMENT
                                   $  284,000     LOSS OF RENTS
                                   $  250,000     VALUABLE PAPERS
                                   $  250,000     FLOOD SUBLIMIT
                                   ----------
                    TOTAL          $7,883,300

ADJUSTABLE RATE:              .28 PER $100 OF VALUE

ADDITIONAL COVERAGES:         ORDINANCE OR LAW         $1,000,000
                              BLANKET EXTRA EXPENSE    $1,000,000

PREMIUM:       BUILDINGS, CONTENTS, ETC.          $22,073.00
               ORDINANCE/EXTRA EXPENSE            $ 7,000.00 FLAT
                                        TOTAL     ----------
                                                  $29,073.00


SECURITY:      MOAC/BOSTON OLD COLONY (A-:XIV)                           10/9/98

                       TRANSCOASTAL MARINE SERVICES, INC.

                            BUILDER'S RISK COVERAGE

LIMIT OF LIABILITY:      $5,000,000 PER DISASTER
                         $1,000,000 TRANSIT COVERAGE
                         $2,000,000 FLOOD & QUAKE
                         $2,000,000 TRENCHING SUBLIMIT


DEDUCTIBLE:         $25,000 ANY ONE JOB, INCLUDING FLOOD & QUAKE
                    $5,000 TRANSIT

TERMS & CONDITIONS:      QUARTERLY REPORTING OF INSTALLATION RECEIPTS TO
                         INCLUDE VALUE OF CUSTOMERS' PIPE

                         MOAC REQUIRES ADVANCE NOTICE OF ANY JOB OVER
                         $2,000,000 IN SIZE TO BE COVERED HEREUNDER

                         BLANKET WAIVERS OF SUBROGATION

RATE:     A)   .10% -  LAND

          B)   .20% -  WATER

MINIMUM & DEPOSIT PREMIUM:    $10,000.00




SECURITY:           MOAC/BOSTON OLD COLONY   (A-:XIV)       10/8/98

                       TRANSCOASTAL MARINE SERVICES, INC.

                          HULL BUILDER'S RISK COVERAGE



LIMIT OF LIABILITY:         $3,000,000

RATE:       .08 PER MONTH ON COMPLETED VALUES

DEDUCTIBLE PER ACCIDENT:     1%

REPORTING:  MONTHLY

MINIMUM & DEPOSIT PREMIUM:      $2,500.00




SECURITY:         MOAC/BOSTON OLD COLONY   (A-:XIV)   10/8/98

                       TRANSCOASTAL MARINE SERVICES, INC.
                                TRANSIT COVERAGE

LIMITS:  $500,000 ON EQUIPMENT OF OTHERS BEING TRANSPORTED ABOARD
                   INSURED'S OWNED/OPERATED WATERCRAFT


COVERAGES:   ALL RISK, INCLUDING THEFT
             WATERCRAFT EXCLUSIONS DELETED


DEDUCTIBLE:   $5,000





PREMIUM:    $5,000.00 FLAT





SECURITY:        MOAC/BOSTON OLD COLONY   (A-:XIV)           10/8/98

                       TRANSCOASTAL MARINE SERVICES, INC.
                         CONTRACTORS EQUIPMENT COVERAGE



LIMITS OF LIABILITY:   $15,004,844 OWNED EQUIPMENT (PER SCHEDULE)
                       $ 2,000,000 RENTAL EQUIPMENT
                       $ 1,000,000 LIFT LIABILITY, OVERWEIGHT EXCL.
                                   DELETED
                       $   250,000 FLOOD SUBLIMIT


DEDUCTIBLE:    2% OF VALUES, MINIMUM $1,000 AND MAXIMUM $10,000
               $25,000 ON BOOM FOR RED FOX CRANE VALUED $650,000
               $25,000 ON BOOM FOR HBH RENTAL CRANE VALUED $695,000
               $5,000 ON RENTAL EQUIPMENT
               $10,000 ON DOMESTIC & $25,000 ON FOREIGN LIFT LIABILITY
               $10,000 ON FLOOD


RATES:         .58% OF VALUE ON OWNED EQUIPMENT
               .78% OF COST OF HIRE ON RENTAL EQUIPMENT
               1.00% WITH BOOM & OVERWEIGHT COVERAGE


TERMS & CONDITIONS:      WATERBORNE COVERAGE PROVIDED
                         ANNUAL ADJUSTMENT ON RENTAL EQUIPMENT
                         BLANKET WAIVER OF SUBROGATION
                         BLANKET ADDITIONAL INSURED
                         WORLDWIDE COVERAGE
                         60-DAY NOTICE OF CANCELLATION
                         BLANKET LIMITS, AGREED AMOUNT ENDORSEMENT
                              (SUBJECT TO SURVEY AT COMPANY EXPENSE)


PREMIUM:           $87,028.00  OWNED EQUIPMENT

                    $5,000.00  M&D ON RENTAL EQUIPMENT

                   $15,000.00  FLAT ON LIFT LIABILITY
                   -----------

           TOTAL  $107,028.00



SECURITY:         MOAC/BOSTON OLD COLONY  (A-:XIV)          10/8/98

                       TRANSCOASTAL MARINE SERVICES, INC.
                  AIRCRAFT LIABILITY AND HULL PHYSICAL DAMAGE




AIRCRAFT INSURED:     1981 CESSNA 185 SEAPLANE, #N6860N


LOCATION:  BELLE CHASSE, LA


PILOT INFORMATION:  DENNIS SISUNG, OR ANY PILOT WITH 1,000 HOURS
      TOTAL TIME, 350 HOURS IN SEAPLANE, AND 50 IN MAKE & MODEL.


LIMITS:    $5,000,000 CSL LIABILITY
           $1,000,000 SUBLIMIT PER PASSENGER
           $120,000 HULL VALUE


DEDUCTIBLE:   $250 NOT-IN-MOTION
              $12,000 IN MOTION



INCLUDES:   BLANKET WAIVER OF SUBROGATION, ADDITIONAL INSURED, AND
               60-DAY NOTICE OF CANCELLATION



PREMIUM:     $6,549.00 PREMIUM (25% MINIMUM EARNED)
             $  250.00 POLICY FEE
             ---------
             $6,799.00 TOTAL



SECURITY:    U.S. SPECIALITY (A-:VIII) RANGER (A-:VIII)  10/8/98

                 ENVIROSYSTEMS, INC. - POLLUTION & PROFESSIONAL
              (GENERAL LIABILITY IS PROVIDED WITHIN THE STEADFAST
                          QUOTATION FOR TRANSCOASTAL)

COVERAGE FORM:      CLAIMS-MADE

RETROACTIVE DATE:   7/26/93 ON POLLUTION/PROFESSIONAL

LIMIT:    POLLUTION/PROFESSIONAL:  $1,000,,000 OCCURRENCE/$2,000,000
AGGREGATE

DEDUCTIBLE:    POLLUTION/PROFESSIONAL:  $25,000

COVERAGES:     ZURICH'S PROFESSIONAL ENVIRONMENTAL CONSULTANTS POLICY.
               PROFESSIONAL LIABILITY; CONTRACTORS ENVIRONMENTAL IMPAIRMENT
               DEFENSE FOR POLLUTION/PROFESSIONAL IS WITHIN POLICY LIMITS
               ACTIONS OVER (POLLUTION LIABILITY ONLY)
               CIRCUMSTANCE REPORTING WITH NO SUNSET CLAUSE
               WORLDWIDE TERRITORY
               BROAD FORM CONTRACTUAL INCLUDING VICARIOUS LIABILITY
               BLANKET ADDITIONAL INSURED (POLLUTION LIABILITY ONLY)
               SPECIFIC WAIVER OF SUBROGATION
               60-DAY NOTICE OF CANCELLATION
               MUTUAL PRIOR AGREEMENT ON SELECTION OF CLAIMS COUNSEL
               CLEAN-UP COSTS
               COMPLETE RADIOACTIVE COVERAGE, SUBJECT TO NUCLEAR EXCLUSION
               FULL ASBESTOS COVERAGE
               MEDIATION CREDIT
               NO EXCLUSION FOR SUPERFUND
               NO EXCLUSIONS FOR UNDERGROUND STORAGE TANK WORK
               PRIMARY INSURANCE WORDING AS REQUIRED BY CONTRACT.
               POLICY PROVIDES COVERAGE FOR WORK SUBBED OUT FROM TRANSCOASTAL
                      COMPANIES
               COVERAGE EXCLUSIONS:
                  FRAUDULENT/INTENTIONAL ACTS
                  NON-COMPLIANCE  WITH STATUTES, ETC.
                  CROSS LIABILITY
                  DISCRIMINATION
                  PATENT/COPYRIGHT INFRINGEMENT
                  EXPRESS WARRANTIES/GUARANTEES
                  PUNITIVE DAMAGES
                  WATERCRAFT/AIRCRAFT
                  WAR, CIVIL UNREST
                  PRODUCTS LIABILITY
                  PROPERTY DAMAGE TO THE NAMED INSURED'S WORK
                  PROFESSIONAL LIABILITY FOR FAULTY WORKMANSHIP/CONSTRUCTION

EXCLUDING:      ANY LOSS AS A RESULT OF SERVICES OR OPERATIONS PERFORMED
                   AT SITES OWNED/OPERATED BY TRANSCOASTAL COMPANIES

RATES:    POLLUTION/PROFESSIONAL:       FLAT

ESTIMATED RECEIPTS:      $1,000,000

PREMIUM:  POLLUTION/PROFESSIONAL:       $ 7,500.00  (FLAT, NO MINIMUM EARNED)
                                        $   375.00  (TAX)
                                        ----------
                                        $ 7,875.00  (TOTAL)


SUBJECT TO:    COMPLETED & SIGNED APPLICATION

AVAILABLE:     SUPPLEMENTAL REPORTING PERIOD, ADDITIONAL CHARGE TO BE
                      NEGOTIATED.


SECURITY:      STEADFAST INSURANCE COMPANY        10/14/98
                  (ZURICH-AMERICAN INSURANCE GROUP)

                       TRANSCOASTAL MARINE SERVICES, INC.
                         WORKERS' COMPENSATION COVERAGE
                         (ALL ENTITIES EXCEPT RED FOX)


COVERAGE A - WORKERS' COMPENSATION: Provides coverage for the statutory obligation of an employer to provide benefits for employees as required by the applicable state law or USL&H Act.

COVERAGE B - EMPLOYERS LIABILITY: Protects the insured against liability imposed by law for injury to employees in the course of employment that is not compensable under the Worker's Compensation section.
     EMPLOYERS LIABILITY LIMIT OF LIABILITY :  $1,000,000
     MARITIME EMPLOYERS LIABILITY:  $1,000,000

-------------------------------------------------------------------------------

DEDUCTIBLE AND RATE OPTIONS - APPLICABLE TO STATE ACT, USL&H, & JONES ACT:
(RATES APPLY PER $100 OF PAYROLL)

                                                            97/98 LOSSES
     DEDUCTIBLE     RATE      PAYROLL           PREMIUM     W/IN DEDUCT.
     ----------     ----      -------           -------     ------------

     $ 25,000       2.1813    $30,000,000       $654,390    $236,339
     $ 50,000       1.8746    $30,000,000       $562,380    $344,839
     $100,000       1.597     $30,000,000       $479,100    $441,574
     $150,000       1.5007    $30,000,000       $450,210    $451,374
     $250,000       1.3997    $30,000,000       $419,910    $451,374

OPTION:   $25,000 DEDUCTIBLE ANY ONE ACCIDENT, WITH $475,000 AGGREGATE
               STOP LOSS (ADJUSTED AT 1.58% OF W.C. PAYROLL)
          RATE:  2.35% OF PAYROLL = $705,029 PREMIUM

EXCROW REQUIRED FOR CLAIMS PAYMENTS IS EQUIVALENT OF THREE DEDUCTIBLES. LETTER OF CREDIT REQUIRED CAN BE NEGOTIATED - BOTTOM END IS $100,000,
     MAXIMUM OF $500,000.

ADDITIONAL COVERAGES:
--------------------
BLANKET WAIVER OF SUBROGATION
BLANKET ALTERNATE EMPLOYER/BORROWED SERVANT
60-DAY NOTICE OF CANCELATION
USL&H, GULF OF MEXICO AND OUTER CONTINENTAL SHELF ACT ENDORSEMENTS PAYROLL REPORTED FOR STATES OF LA, TX, CA, AL, MS
OTHER STATES ENDORSEMENT
COVERAGE FOR DOMESTIC EMPLOYEES WORKING TEMPORARILY ABROAD
VOLUNTARY COMPENSATION, FOREIGN VOLUNTARY COMPENSATION
JONES ACT, INCLUDING: IN REM, TWM&C. DEATH ON THE HIGH SEAS
NO EXCLUSION FOR PUNITIVE DAMAGES
NO EXCLUSION FOR OCCUPATIONAL DISEASE
STOP-GAP EMPLOYERS LIABILITY


SECURITY:  ZURICH INSURANCE COMPANY, J.S. BRANCH          10/23/98
            ZURICH-AMERICAN INSURANCE GROUP (BEST RATING A+:XIV)

                       TRANSCOASTAL MARINE SERVICES, INC.
                         WORKERS' COMPENSATION COVERAGE
                      THE RED FOX COMPANIES OF NEW IBERIA

COVERAGE A - WORKERS' COMPENSATION: Provides coverage for the statutory obligation of an employer to provide benefits for employees as required by the applicable state law or USL&H Act.

COVERAGE B - EMPLOYERS LIABILITY: Protects the insured against liability imposed by law for injury to employees in the course of employment that is not compensable under the Worker's Compensation section.
     EMPLOYERS LIABILITY LIMIT OF LIABILITY: $1,000,000

     MARITIME EMPLOYERS LIABILITY: $25,000

--------------------------------------------------------------------------------

DEDUCTIBLE:    NIL - FIRST DOLLAR

PREMIUM DEVELOPMENT:

CLASSIFICATION           CODE      PAYROLL        RATE      PREMIUM
--------------------------------------------------------------------
IRON WORKS               3040      $5,506,000     4.3814    $241,240
SHIPREPAIR/CONVERSION    6872F     $4,848,000     6.7314     326,338
SALESPERSONS             8742      $  247,000      .4403       1,088
CLERICAL                 8810      $1,270,000      .2125       2,699

INCREASED EMPLOYERS LIABILITY LIMITS                 2.8%     15,998
MARITIME MINIMUM PREMIUM                                       4,000
EXPENSE CONSTANT                                                 150
                                                            --------
TOTAL ESTIMATED ANNUAL PREMIUM                              $591,513
DEPOSIT PREMIUM:                                            $ 30,000
LESS CURRENT DEPOSIT:                                      -$ 20,000
ADDITIONAL DEPOSIT DUE:                                     $ 10,000

ADDITIONAL COVERAGES:

BLANKET WAIVER OF SUBROGATION
BLANKET ALTERNATE EMPLOYER
30-DAY NOTICE OF CANCELLATION
USL&H, GULF OF MEXICO AND OUTER CONTINENTAL SHELF ACT ENDORSEMENTS LIMITED OTHER STATES ENDORSEMENT
COVERAGE FOR DOMESTIC EMPLOYEES WORKING TEMPORARILY ABROAD
JONES ACT, INCLUDING:    IN REM, TWM&C, DEATH ON THE HIGH SEAS
NO EXCLUSION FOR OCCUPATIONAL DISEASE
CANNOT PROVIDE VOLUNTARY COMPENSATION & STOP GAP ENDORSEMENTS


SECURITY:      LOUISIANA WORKERS' COMPENSATION CORP. (B++:VIII)         10/8/98

                                 SCHEDULE 6.23
                              HEDGING TRANSACTIONS



NONE

                                  SCHEDULE 6.25

                          MATERIAL DEBT AND AGREEMENTS


The Borrowers and their Subsidiaries have the following material Debt
Agreements:


          LENDER                                 COLLATERAL/LIEN
          ------                                 ---------------
1.  MR. & MRS. MARCUS DICKSON                   3 1/2 acres of land @
    MORTGAGE - Dickson GMP                      4001 Woodland Highway
    $313,786 OUTSTANDING AT 11-30-98                New Orleans, LA

2.  TRANSAMERICA INSURANCE FINANCE -                   Unsecured
    Transcoastal Marine Services, Inc.
    $2,042,730 OUTSTANDING AT 11-30-98

3.  BANKONE - TransCoastal Marine             Accounts Receivables and Certain
    Services, Inc.                                      Equipment
    $15,000,000 REVOLVER IN PLACE AT
    CLOSING

4.  ENRON CAPITAL & TRADE RESOURCES         Subordinated lien on all Equipment
    CORP. -  TransCoastal Marine Services,        and Accounts Receivables
    Inc.
    $20,000,000 SUBORDINATED DEBT IN
    PLACE AT CLOSING

5.  HELLER FINANCIAL, INC.- TransCoastal    First lien on Certain Marine Vessels
    Marine Services, Inc.                      and other Non-marine Equipment
    $35,000,000 TERM LOAN IN PLACE AT
    CLOSING

6.  WOODSON FAMILY - Woodson Company                  Unsecured
    $1,091,907 OUTSTANDING AT 11-30-98

7.  NEW COURT FINANCIAL - Dickson GMP                  Forklift
    $73,513 OUTSTANDING AT 11-30-98

8.  NEW COURT FINANCIAL - Dickson GMP                  Forklift
    $75,298 OUTSTANDING AT 11-30-98

9.  LCA FINANCIAL - DICKSON GMP
    Dickson GMP $46,853 OUTSTANDING AT            990 CFM Air Compressor
    11-30-98

                                  SCHEDULE 8.2

                           DEBT AGREEMENTS AND LIENS


The Borrowers and their Subsidiaries have the following material Debt
Agreements:


          LENDER                                 COLLATERAL/LIEN
          ------                                 ---------------
1. MR. & MRS. MARCUS DICKSON                   3 1/2 acres of land @
   MORTGAGE - Dickson GMP                      4001 Woodland Highway
   $313,786 OUTSTANDING AT 11-30-98                New Orleans, LA

2. TRANSAMERICA INSURANCE FINANCE -                   Unsecured
   Transcoastal Marine Services, Inc.
   $2,042,730 OUTSTANDING AT 11-30-98

3. BANKONE - TransCoastal Marine             Accounts Receivables and Certain
   Services, Inc.                                      Equipment
   $15,000,000 REVOLVER IN PLACE AT
   CLOSING

4. ENRON CAPITAL & TRADE RESOURCES        Subordinated lien on all Equipment and
   CORP. -  TransCoastal Marine Services,         Accounts Receivables
   Inc.
   $20,000,000 SUBORDINATED DEBT IN
   PLACE AT CLOSING

5. HELLER FINANCIAL, INC.-TransCoastal     First lien on Certain Marine Vessels and
   Marine Services, Inc.                         other Non-marine Equipment
   $35,000,000 TERM LOAN IN PLACE AT
   CLOSING

6.  WOODSON FAMILY - Woodson Company                  Unsecured
    $1,091,907 OUTSTANDING AT 11-30-98

7.  NEW COURT FINANCIAL - Dickson GMP                  Forklift
    $73,513 OUTSTANDING AT 11-30-98

8.  NEW COURT FINANCIAL - Dickson GMP                  Forklift
    $75,298 OUTSTANDING AT 11-30-98

9.  LCA FINANCIAL - DICKSON GMP
    Dickson GMP $46,853 OUTSTANDING AT            990 CFM Air Compressor
    11-30-98